UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to §240.14a-12

AEROVIRONMENT, INC.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐
No fee required.

☐
Fee paid previously with preliminary materials.

☐
Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

Notice of 2022 Annual Meeting
of Stockholders
and Proxy Statement
Friday, September 23, 2022
at 12:00 p.m. Eastern Daylight Time

Voluntary Electronic
Receipt of Proxy Materials
AeroVironment is pleased to deliver proxy materials electronically via the internet. Electronic delivery allows AeroVironment to provide you with the information you need for the annual meeting, while reducing environmental impacts and costs.
We believe that every public company has a
responsibility to their investors to reduce carbon emissions whenever possible and our communications to our investors is not exempt from that goal. We promote the efficient and cost-effective means of communicating with you via electronic delivery and hope that, for those who have not enrolled, you will do so by following the instructions below. AeroVironment is committed to building a sustainable energy future that is affordable, reliable and clean.:
Online at www.proxyvote.com
Scan the QR code

Combined with your adoption of electronic delivery of proxy materials, and the elimination of approximately 42,068 sets of proxy materials, we can ideally reduce the impact on the environment by:
using approximately 56 fewer tons of wood, or 336 fewer trees (5.5 acres of forest)	saving approximately 300,000 gallons of water, or the equivalent of filling approximately 15 swimming pools
using approximately 358 million fewer BTUs, or the equivalent of the amount of energy used by 426 residential refrigerators for one full year	eliminating approximately 16,500 pounds of solid waste
using approximately 252,000 fewer pounds of greenhouse gases, including CO2, or the equivalent of 23 automobiles running for one year	reducing hazardous air pollutants by approximately 22 pounds
Environmental impact estimates were calculated using the Environmental Paper Network Paper Calculator. For more information visit www.papercalculator.org.

Note About Forward-Looking Statements

Certain statements in this Proxy Statement may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our recent acquisitions of Arcturus UAV, Inc., Progeny Systems Corporation’s Intelligent Systems Group, and Telerob GmbH and our ability to successfully integrate them into our operations; the risk that disruptions will occur from the transactions that will harm our business; any disruptions or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government and related to our development of HAPS UAS; availability of U.S. government funding for defense procurement and R&D programs; changes in the timing and/or amount of government spending; our ability to perform under existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; potential need for changes in our long-term strategy in response to future developments; the extensive regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to our, our customers’ and/or our suppliers’ information and systems; changes in the supply and/or demand and/or prices for our products and services; the activities of competitors and increased competition; failure of the markets in which we operate to grow; uncertainty in the customer adoption rate of commercial use unmanned aircraft systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; risk of litigation; product liability, infringement and other claims unfavorable results in legal proceedings; our ability to respond and adapt to unexpected legal, regulatory and government budgetary changes, including those resulting from the ongoing COVID-19 pandemic, such as supply chain disruptions, vaccine mandates, the threat of future variants and potential governmentally-mandated shutdowns, quarantine policies, travel restrictions and social distancing, curtailment of trade, diversion of government resources to non-defense priorities, and other business restrictions affecting our ability to manufacture and sell our products and provide our services; changes in the regulatory environment; the impact of the outbreak related to the strain of coronavirus known as COVID-19 on our business; our ability to comply with the covenants in our loan documents; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our Form 10-K for the fiscal year ended April 30, 2022 made available with this Proxy Statement. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

MESSAGE AND Q&A WITH
AEROVIRONMENT CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER WAHID NAWABI
Our team executed well in the fourth quarter enabling the company to meet our guidance for fiscal 2022, despite ongoing macroeconomic challenges. Given our improved performance and recent global events, we are confident that fiscal 2023 will be a solid organic growth year for the business.
During fiscal 2022, the company continued to face supply chain constraints and a tight labor market, but several factors point to strengthening demand and an overall improving outlook. First, the federal government passed its fiscal 2022 omnibus appropriations bill in March, and contract decision-making has begun to accelerate, which we believe will continue through the end of September 2022. At the same time, the war in Ukraine has brought increased awareness of our portfolio of innovative solutions, including the highly relevant Switchblade tactical missile system, and we anticipate benefiting from higher order volume going forward.
We’re proud of our accomplishments in this difficult year and of the assistance we’ve provided to Ukraine and our allies. We still face continuing macroeconomic challenges in operating the business, but opportunities abound for our broad portfolio of unmanned robotic solutions. Our products and services enjoy strong bipartisan support in Congress, and we anticipate orders accelerating heading into calendar 2023. An improving mix of hardware sales should also lead to improved bottom line results.
Overall, the future looks bright and I’d like to thank our employees, customers and shareholders for their dedication and continued support.
Q) What is the financial impact for AeroVironment as it relates to the war in Ukraine?
A) Due to the Ukraine conflict and other global tensions, our innovative portfolio of solutions is receiving unprecedented awareness and demand. Our Switchblade solutions, in particular, are highly relevant to the current conflict due to their longer range, significant loitering time on target, precision strike and patented waive off capabilities. Recently, the US government has granted us approval to sell Switchblade 300 and Switchblade 600 to more than 20 of our allies around the world and we are now fielding Foreign Military Sales (FMS) and Direct Commercial Sales (DCS) requests from several of these allies. While the timing of related purchase orders is still being finalized, we anticipate a significant positive impact to our 2023 fiscal year and beyond.
Q) When do you expect supply chain conditions to normalize?
A) We expect supply chain constraints to persist through fiscal year 2023 and have taken these constraints into account when setting our guidance. That said, we remain hopeful that the situation will improve throughout the year and in the meantime, we continue to take the steps we can to manage the situation. For example, we are now working directly with component suppliers such as Nvidia and Intel to secure the materials we need. We’re similarly working directly with the office of the U.S. Secretary of Defense to prioritize Ukraine related material purchases. We’ve also decided to buy inventory, when available, ahead of our current forecasted needs to ensure stability of supply. Finally, any slowdown in industries that compete with us for these inputs could improve our material lead times over our current projections.
Q) What is your margin outlook for Fiscal Year 2023?
A) Our adjusted gross margins this year should end up slightly at or above our margins in fiscal 2022. This is mainly driven by a more favorable product mix and higher sales volumes, but somewhat offset by unfavorable impact of increased supply chain costs. We will continue to exercise careful control of expenses in the coming year.

AEROVIRONMENT, INC.
NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders,
We are pleased to invite you to join the board of directors and executive team of AeroVironment, Inc. (the “company”) at our 2022 annual meeting of stockholders (the “annual meeting”). We have chosen to hold this year’s annual meeting in a virtual meeting format. Stockholders will be able to attend and listen to the 2022 annual meeting live, submit questions to the board of directors and management, and vote their shares electronically, from virtually any location with internet connectivity.
Important information relating to the annual meeting is detailed below:
TIME:	12:00 p.m. Eastern Daylight Time on Friday, September 23, 2022
PLACE:	Online at: https://web.lumiagm.com/216888245
Unanimous Recommendations of Board of Directors
ITEMS OF BUSINESS:	(1) Elect Charles Thomas Burbage and Edward R. Muller, each to serve as a Class I director for a three-year term;	FOR
	(2) Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2023;	FOR
	(3) Conduct a non-binding advisory vote on the compensation of our Named Executive Officers; and	FOR
(4) Transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
RECORD DATE:	You are entitled to vote if you were a stockholder of the company at the close of business on August 2, 2022 (the “Record Date”).
MEETING PARTICIPATION AND ATTENDENCE:
You may participate in the annual meeting, including submitting questions, if you were a stockholder as of the Record Date or you hold a valid proxy for the meeting. This year’s annual meeting will be conducted in a virtual only format on the internet. Stockholders (or their proxies) can participate in and vote at the annual meeting by logging in with your 11-digit voter control number issued by AST and password of AVAV2022 (case sensitive). Online access to the virtual stockholder meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to test your computer audio system.

You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, you should receive a proxy card and voting instructions with these proxy materials. To participate, including submitting questions, and vote at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.

After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:

American Stock Transfer & Trust Company LLC Attn: Proxy Tabulation Department 6201 15th Avenue Brooklyn, NY 11219

Requests for registration must be labelled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Daylight Time, on September 9, 2022. You will receive a confirmation of your registration by email after we receive your registration materials.

VOTING BY PROXY:
Registered Stockholders. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting virtually. Instructions for voting are on your proxy card. If you attend the annual meeting, you may also submit your vote during the virtual meeting, and any previous votes you submitted will be superseded by the vote that you cast at the annual meeting.

You are urged to date, sign and promptly return the proxy card in the envelope provided to you, or to use the telephone or internet method of voting described on your proxy card, so that if you are unable to attend the meeting your shares can be voted.

Beneficial Stockholders. If your shares are held in the name of a broker, bank or other holder of record, follow the voting instructions you receive from the holder of record to vote your shares. Without your instructions as to how to vote, brokers are not permitted to vote your shares at the annual meeting with respect to the election of directors or the non-binding advisory vote to approve the compensation of our named executive officers. Please instruct your broker how to vote your shares using the voting instructions provided by your broker.

This proxy statement is issued in connection with the solicitation of a proxy on the enclosed form by the board of directors of AeroVironment, Inc. for use at our 2022 annual meeting of stockholders. We will begin distributing this proxy statement, a form of proxy and our 2022 annual report on or about August 18, 2022.

Thank you for your support.
Wahid Nawabi
President, Chief Executive Officer and
Chairman of the Board
Arlington, Virginia
August 8, 2022

YOUR VOTE IS EXTREMELY IMPORTANT
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 23, 2022
This notice, the accompanying proxy statement, and our 2022 annual report to stockholders, which includes our Form 10-K for the fiscal year ended April 30, 2022, are available on our website at
http://investor.avinc.com/financial-information.

PROXY SUMMARY
PROXY SUMMARY
This proxy statement is furnished to our stockholders in connection with the solicitation of proxies by the board of directors (the “board” or “board of directors”) of AeroVironment, Inc. (the “company”) for our 2022 annual meeting of stockholders (the “annual meeting”) to be held on Friday, September 23, 2022, and any adjournments or postponements thereof, for the purposes set forth in the attached notice of annual meeting. Our principal executive offices are located at 241 18th Street South, Suite 415, Arlington, VA 22202. Enclosed with this proxy statement is a copy of our 2022 annual report, which includes our Form 10-K (without exhibits) for the fiscal year ended April 30, 2022. However, the 2022 annual report is not intended to be a part of, and shall not be deemed to be incorporated by reference into, this proxy statement or a solicitation of proxies.
This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all the information that you should consider and you should read the entire proxy statement before voting. For more complete information regarding the company’s 2022 performance, please review our annual report on Form 10-K for the fiscal year ended April 30, 2022. This proxy statement and the accompanying proxy card are first being distributed to stockholders on or about August 18, 2022.
VOTING AND MEETING INFORMATION

It is important that you vote in order to impact the future of the company. Please carefully review the proxy materials for the annual meeting, which will be held on Friday, September 23, 2022, at 12:00 p.m., Eastern Daylight Time, online at https://web.lumiagm.com/216888245, and follow the instructions below to cast your vote on all of the voting matters.
Who is Eligible to Vote
You are entitled to vote at the annual meeting if you were a stockholder of record at the close of business on August 2, 2022, which we refer to as the “Record Date” of the annual meeting. On the Record Date, there were 24,990,590 shares of common stock issued and outstanding and entitled to vote at the annual meeting. The holders of our common stock are entitled to one vote per share on any proposal presented at the annual meeting. We have no other voting securities outstanding.
Voting in Advance of the Meeting
Even if you plan to attend the annual meeting, please vote right away using one of the following advance voting methods (see page 69 for additional details). Make sure to have your proxy card or voting instruction form in hand and follow the instructions.
You can vote in advance of the meeting in one of three ways:
Visit the website listed on your proxy card/voting instruction form to vote BY INTERNET
Call the telephone number on your proxy card/voting instruction form to vote BY TELEPHONE
Sign, date and return your proxy card/voting instruction form in the enclosed envelope to vote BY MAIL

PROXY SUMMARY
Attending and Voting at the Annual Meeting
All stockholders of record may vote virtually at the annual meeting. Beneficial owners may vote virtually at the meeting if they have a legal proxy, as described on page 68.
Important Note about Meeting Admission Requirements: If you plan to attend the meeting virtually, you should review the important details on admission requirements on page 68.
Electronic Document Delivery
Instead of receiving future copies of our notice of annual meeting, proxy statement and the annual report on Form 10-K by mail, stockholders of record and most beneficial owners can elect to receive an email that will provide electronic links to these documents. Opting to receive our proxy materials online will save on the cost of producing and mailing documents and significantly reduce paper waste, and will also provide an electronic link to quickly and efficiently access the proxy voting site. Please see your proxy card or the website to which you are referred to vote your shares for instructions on how to elect to receive your future proxy materials electronically.
Roadmap of Voting Matters
Stockholders are being asked to vote on the following matters at the 2022 annual meeting of stockholders:
Our Board’s Recommendation

Proposal 1. Election of Directors (page 8)
The board believes that the combination of qualifications, skills and experiences of Charles Thomas Burbage and Edward R. Muller contribute to an effective and well-functioning board and their continued service as directors would be in the best interests of the company and its stockholders. Mr. Burbage and Mr. Muller possess the necessary qualifications to assist the board in providing effective oversight of the business and strategic advice and counsel to the company’s management.
FOR each Director Nominee

Proposal 2. Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Registered Public Accounting Firm (page 63)
The audit committee of the board (the “Audit Committee”) has appointed Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2023. The Audit Committee and the board believe that the appointment of Deloitte & Touche LLP to serve as the company’s independent registered public accounting firm is in the best interests of the company and its stockholders. As a matter of good corporate governance, stockholders are being asked to ratify the Audit Committee’s selection of our independent registered public accounting firm.
FOR

Proposal 3. Non-Binding Advisory Vote on the Compensation of Our Named Executive Officers (page 65)
The company believes that our compensation programs are designed to attract, incentivize and reward our leadership for increasing stockholder value and align the interests of leadership with those of our stockholders on an annual and long-term basis. The company seeks a non-binding advisory vote from its stockholders to approve the compensation of our Named Executive Officers, as described in the Compensation Discussion and Analysis section beginning on page 38 and the Compensation Tables section beginning on page 52. The board values stockholder opinions and the compensation committee of the board (the “Compensation Committee”) will consider the outcome of the advisory vote when considering future executive compensation decisions.
FOR

PROXY SUMMARY
QUESTIONS AND ANSWERS (PAGE 67)

Please see the Questions and Answers section beginning on page 67 for important information about the proxy materials, voting, the annual meeting, company documents, communications and the deadlines to submit stockholder proposals for the 2023 annual meeting of stockholders. Additional questions may be directed to Investor Relations at (805) 520-8350 x4278 or https://investor.avinc.com/contact-us.
CORPORATE GOVERNANCE (PAGE 22)

The company is committed to good corporate governance, which promotes the long-term interests of stockholders, strengthens board and management accountability and helps build public trust in the company. Highlights of our governance practices include:
•
Highly qualified and engaged board of directors, with relevant expertise for overseeing our strategy, capital allocation, performance, succession planning and risk

•
High proportion of independent directors (6 of 7)

•
Independent Audit, Compensation and Nominating and Corporate Governance Committees

•
Board comprised of directors with key skills, attributes and experiences linked to the company’s needs and business priorities

•
Disclosed “skills matrix” for the board

•
Regular board and committee self-evaluations

•
Majority vote standard for election of directors in uncontested elections

•
Lead Independent Director

•
Regular reviews for board refreshment

•
Active stockholder engagement

•
Anti-hedging, anti-pledging, and anti-short sale policies for all executives, directors and employees

•
Executive compensation driven by pay-for-performance philosophy

•
Annual Say-on-Pay advisory vote on executive compensation

•
Share ownership guidelines and share retention policy for executives and directors

•
Compensation recovery (clawback) policy for executives

PROXY SUMMARY
DIRECTOR NOMINEES AND OTHER DIRECTORS (PAGES 13 – 19)

Name	Age	Director Since	Primary Experience	Committee Membership	# of Other Public Company Boards
Director Nominees
Charles Thomas Burbage*1	74	2013	Former Executive Vice President and General Manager, Joint Strike Fighter Program of Lockheed Martin	C, NCG, E	0
Edward R. Muller*2	70	2013	Former Chairman and Chief Executive Officer of GenOn Energy Inc. and current and former director of public companies	A, C, L	1
Other Directors
Charles R. Holland*3	76	2004	Retired Air Force General and defense industry consultant	—	0
Cindy K. Lewis*	65	2021	President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc.	NGC	0
Catharine Merigold*	66	2015	Founder and Managing Partner of Vista Ventures	A, C	0
Wahid Nawabi	53	2016	President and Chief Executive Officer of the company since May 2016; former Chief Operating Officer and Senior Vice President of the company and General Manager of the company’s former Efficient Energy Systems (“EES”) division	—	0
Stephen F. Page*	82	2013	Former Chief Financial Officer of United Technologies Corporation and Chief Executive Officer of its Otis Elevator division and former director of public companies	A, NCG	0
* = Independent Director
L = Lead Independent Director
A = Audit Committee
C = Compensation Committee
E = Executive Committee
NCG = Nominating and Corporate Governance Committee
1.
If re-elected, the nominee will serve on the Compensation Committee, Nominating and Corporate Governance Committee, and Executive Committee.

2.
If re-elected, the nominee will serve on the Audit Committee and Compensation Committee.

3.
Retiring and not standing for re-election at the 2022 annual meeting of stockholders.

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
Our board of directors currently consists of seven members and is divided into three classes of directors serving staggered three-year terms. Directors for each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office until their resignation or removal or their successors are duly elected and qualified. In accordance with our certificate of incorporation and our bylaws, our board of directors may fill existing vacancies on the board of directors by appointment.
The term of office of the Class I directors, which include Charles Thomas Burbage, Charles R. Holland and Edward R. Muller, will expire at the beginning of the annual meeting. Mr. Holland has determined not to stand for re-election and is retiring from the board when his term expires at the 2022 annual meeting. A vacancy will be created as a result of Mr. Holland’s decision not to stand for re-election as a director.
At the recommendation of the Nominating and Corporate Governance Committee, our board of directors proposes the election of Charles Thomas Burbage and Edward R. Muller as Class I directors. The Nominating and Corporate Governance Committee is continuing to identify and evaluate potential additional board members to fill the vacancy created by the departure of Mr. Holland.
Each of Mr. Burbage and Mr. Muller has indicated his willingness to serve if elected. If either Mr. Burbage or Mr. Muller becomes unable to serve or for good cause will not serve, the individuals named as proxies on the enclosed proxy card will vote the shares that they represent for the election of such other persons as the board may recommend, unless the board reduces the number of directors. There are currently three Class II directors, whose terms expire at the annual meeting of stockholders in 2023, and two Class III directors, whose terms expire at the annual meeting of stockholders in 2024.
Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named herein. If voting instructions are received, the proxy holders will vote the proxy cards received by them in accordance with the instructions received. In no event may the proxy holders vote for the election of more than two nominees. We have no reason to believe that the nominees will be unable or unwilling to serve if elected as directors.
The principal occupation and certain other information about the nominees, our other directors and our executive officers are set forth on the following pages.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF THE TWO BOARD NOMINEES LISTED ABOVE.
Abstentions will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

Election Process and Voting Standard

There are no limits on the number of terms a director may serve. We believe term limits may cause the loss of experience and expertise important to the effective operation of our board of directors. However, to ensure that the board remains composed of high-functioning members able to keep their commitments to board service, the Nominating and Corporate Governance Committee evaluates the qualifications and considers the performance of each incumbent director before recommending the nomination of that director for an additional term. The Class I directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election) to be elected as a director. Our Corporate Governance Guidelines, require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. The board of directors shall act on the

PROPOSAL 1. ELECTION OF NOMINEES TO THE BOARD OF DIRECTORS
Nominating and Corporate Governance Committee’s recommendation within one hundred (100) days following the final certification of the election results and publicly disclose its decision, and the reasons for such decision if such offer of resignation is rejected.
In addition, pursuant to our Corporate Governance Guidelines, a director whose job responsibilities materially change since his or her last election as a director may be asked to submit a letter of resignation to the board. The board may request such a resignation letter if continuing service on the board by the individual is not consistent with the criteria deemed necessary for continuing service on the board.

Director Nominations

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the board a slate of nominees for the class of directors to be elected at each annual meeting of stockholders. Nominees may be suggested by directors, members of management or stockholders.
Stockholders who would like the Nominating and Corporate Governance Committee to consider their recommendations for nominees to the board of directors should submit their recommendations in writing by mail to the Nominating and Corporate Governance Committee in care of the Office of the Corporate Secretary, AeroVironment, Inc., 241 18TH Street South, Suite 415 Arlington, VA 22202 or by email to corporatesecretary@avinc.com. Recommendations by stockholders that are made in accordance with these procedures will receive the same consideration as other nominees.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
DIRECTOR QUALIFICATIONS AND
INDEPENDENCE
Directors are responsible for overseeing the company’s business consistent with their fiduciary duties to stockholders. This significant responsibility requires highly skilled individuals with diverse qualities, attributes and professional experience. The board believes that there are general requirements that are applicable to all directors and other skills and experience that only need to be represented on the board as a whole, but not necessarily possessed by each director. The board and the Nominating and Corporate Governance Committee carefully consider the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and the company’s current and future needs.

Qualifications Required of All Directors

In its assessment of each potential director nominee, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the company’s business or related industries and such other factors as the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the board. The Nominating and Corporate Governance Committee also takes into account the ability of a potential nominee to devote the time and effort necessary to fulfill the responsibilities of a director to the company. The board and the Nominating and Corporate Governance Committee require that each director be a recognized person of high integrity, ethics and values, have a proven record of success and demonstrate respect for sound corporate governance requirements and practices. Each director must also possess practical and mature business judgment, as well as demonstrate innovative thinking and an entrepreneurial spirit — all qualities that the board believes are essential to its ability to maintain the company’s culture of innovation. In addition, the board conducts interviews of potential director candidates to assess intangible qualities, including the individual’s ability to ask difficult questions while maintaining collegiality.
Specific Qualifications, Attributes, Skills and Experience to Be Represented on the Board
The board has identified the following qualifications, attributes, skills and experience listed in the bullets below as important for the board to possess as a whole, in light of the company’s current needs and business priorities:
•
personal and professional integrity, ethics and values;

•
experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•
extensive knowledge of the company’s business;

•
aerospace and defense industry expertise;

•
global and international business experience;

•
strategic development experience, including mergers, acquisitions, venture capital and other strategic transactions;

•
diversity of expertise and experience, including substantive matters pertaining to our business, relative to other directors;

•
diversity of personal background, including gender, age and ethnicity, relative to other board members;

•
experience in marketing, engineering, technology and innovation, operations, supply chain, manufacturing and legal;

•
high level of financial literacy and experience;

•
experience as a board member of another publicly-held company;

•
data analytics experience;

•
commercial business experience; and

•
experience in scaling or growing a startup or small business into a significant business.

DIRECTOR QUALIFICATIONS AND INDEPENDENCE
Independence Determinations

Under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), and the company’s Corporate Governance Guidelines, the board must consist of a majority of independent directors. In making independence determinations, the board observes Nasdaq and the Securities and Exchange Commission (“SEC”) criteria and considers all relevant facts and circumstances. To be considered independent under Nasdaq listing standards, a director must pass certain objective tests, such as not being an executive officer or employee of the company or having certain business dealings with the company. Additionally, Nasdaq independence standards include a subjective test that requires our board to make a subjective determination that an individual has no relationships that in the opinion of the company’s board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
The board undertook a review of the independence of each director and considered whether such director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities as a director. Based upon information requested from and provided by each director regarding his or her business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our capital stock by each non-employee director and the transactions involving them described in the section entitled “Related Party
Transactions — Certain Transactions and Relationships,” the board has determined that each of Charles Thomas Burbage, General (Retired) Charles R. Holland, Cindy K. Lewis Catharine Merigold, Edward R. Muller and Stephen F. Page qualify as independent directors in accordance with the Nasdaq listing standards and Rules 10C-1 and 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
In evaluating director independence, the board took into consideration General (Retired) Charles R. Holland’s service as a consultant to the company. Pursuant to a consulting agreement with the company effective January 1, 2016 and its subsequent amendments, Mr. Holland performed consulting services for us on a general basis and with respect to particular individual projects assigned by us. During the fiscal year ended April 30, 2022, we paid to Mr. Holland approximately $32,500 in consulting fees pursuant to the terms of his consulting agreement.
The company executed a new one-year consulting agreement with Mr. Holland effective July 15, 2022. Mr. Holland has no relationship with the company, including his consulting arrangement with the company, that would interfere with his exercise of independent judgment in carrying out his responsibilities as an independent director. Mr. Holland is retiring from the board and is not standing for re-election at the 2022 annual meeting.

2022 NOMINEES FOR CLASS I DIRECTORS
2022 NOMINEES FOR CLASS I DIRECTORS
The board and the Nominating and Corporate Governance Committee believe that the combination of the various qualifications, skills and experience of the director nominees would contribute to an effective and well-functioning board. They also believe that the combination of the various qualifications, skills and experiences of the director nominees individually, and when combined with the other directors, will create a board possessing the necessary qualifications to provide effective oversight of the business and strategic advice and counsel to the company’s management.
Included in the biographies of the director nominees and the other directors below is an assessment of the specific qualifications, attributes, skills and experiences that such director nominees and the other members of the board provide to the board of directors and the company.
Charles R. Holland, director since 2004, is retiring form the board and is not standing for re-election at the 2022 annual meeting. The board wishes to thank Mr. Holland for his years of leadership and service to AeroVironment, and to recognize his numerous contributions to the company during his tenure on the board. The company looks forward to Mr. Holland’s continued service as a consultant to the company. Due to his decision to not stand for re-election at the 2022 annual meeting, Mr. Holland has been excluded from the biographies and qualifications, attributes, skills and experiences disclosures below.
Mr. Holland’s decision to retire and not stand for re-election at the 2022 annual meeting will create a vacancy on the board upon the expiration of his term. The Nominating and Corporate Governance Committee is identifying and evaluating candidates to fill the vacancy created by the departure of Mr. Holland.

2022 NOMINEES FOR CLASS I DIRECTORS
Director Nominees

Charles Thomas Burbage
Director Since:	2013
Age:	74
Board Committees and Leadership:	Chair of Compensation Committee, member of Nominating and Corporate Governance Committee and Executive Committee
Summary of Experience:
Mr. Burbage has served as a member of our board of directors since 2013. Mr. Burbage retired from Lockheed Martin Aeronautics Company in April 2013, after a 33-year career during which he served most recently as Executive Vice President and General Manager, Joint Strike Fighter Program from 2000 to 2013. Mr. Burbage also served on active duty in the U.S. Navy as a Naval aviator and recorded more than 3,000 flight hours in 38 types of military aircraft before retiring as a Captain in the U.S. Naval Reserve in 1994. Mr. Burbage currently serves as a director of Terma North America, Inc., Chemring Group, Inc., a subsidiary of Chemring Group PLC, and GKN Aerospace North America, Inc. Mr. Burbage received a B.S. in aerospace engineering from the U.S. Naval Academy and holds an M.S. in aeronautical systems from the University of West Florida and an M.B.A. from the University of California, Los Angeles.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer or Executive Experience
Mr. Burbage was the Lockheed Martin executive responsible for the F-35 Joint Strike Fighter program from its inception to adoption. He brings to the board the experience of managing a complex global program involving U.S. military and international customers and global industrial partners.

Extensive Global or International Business Experience
Mr. Burbage’s leadership of the F-35 Joint Strike Fighter program involved international business development activities on a global basis. The F-35 was sold to more than 10 countries and involved a global manufacturing capability. This experience is particularly relevant to us as we pursue larger and more complex international business opportunities.

Defense Industry Related Experience
In addition to decades of experience as an executive of Lockheed Martin, Mr. Burbage previously served as a Naval aviator and test pilot. He received numerous industry awards, including the U.S. Naval Academy/Harvard Business Review Award for Ethical Leadership. His defense industry and Naval officer experience provides important insights to the board on our largest business and customer set.

Science, Technology and Innovation Experience
Mr. Burbage has an extensive engineering background. He has a B.S. in aeronautical engineering from the U.S. Naval Academy and an M.S. in aeronautical systems from the University of West Florida. He applied this technical and engineering knowledge as a Naval aviator and in his management roles at Lockheed Martin. This background and experience is critically important to the board because of the innovative nature and technical complexity of our products.

2022 NOMINEES FOR CLASS I DIRECTORS
Edward R. Muller
Director Since:	2013
Age:	70
Board Committees and Leadership:	Chair of Audit Committee and member of Compensation Committee
Summary of Experience:
Mr. Muller has served as a member of our board of directors since 2013. Mr. Muller served as Vice Chairman of NRG Energy, Inc., a U.S.-based producer and retail supplier of electricity, from December 2012 to February 2017. Prior to the merger in 2012 of NRG and GenOn Energy Inc., Mr. Muller served as the Chairman and Chief Executive of GenOn, which also produced and sold electricity in the United States, a position he held beginning in 2010. From 2005 to 2010, Mr. Muller was Chairman and Chief Executive of Mirant Corporation, which produced and sold electricity in the United States and internationally. Previously, Mr. Muller served as President and Chief Executive Officer of Edison Mission Energy until 2000, which produced electricity in the United States and internationally. Mr. Muller previously served as Vice President, Chief Financial Officer, General Counsel and Secretary of Whittaker Corporation, a conglomerate with activities in aerospace, chemicals, healthcare and metals. Mr. Muller serves as a director of Transocean Ltd., an offshore oil and gas driller, CarbonBuilt, Inc., Concrete, AI, Inc., Specifx, Inc., Seachange, Inc., and x/44, Inc. He previously served as a director of Contact Energy, Ltd., Edison Mission Energy, Interval, Inc., Oasis Residential, Inc., Ormat Technologies, Inc., RealEnergy, Inc., RigNet Inc., Strategic DataCorp., The Keith Companies, Inc., and Whittaker Corporation. Mr. Muller is a member of the Council on Foreign Relations and the Pacific Council on International Policy, and previously was Chairman of the U.S. — Philippines Business Committee, Co-Chairman of the International Energy Development Council and a member of the Board of Trustees of the Riverview School. Mr. Muller received his undergraduate degree from Dartmouth College and a J.D. from Yale Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Muller brings broad and extensive executive leadership experience to our board, having served as Chief Executive Officer of large companies that produced electricity for more than 15 years and as Chief Financial Officer and General Counsel of Whittaker Corporation.

Public Company Board Experience
Serving or having served as a director of 11 different public companies, Mr. Muller brings tremendous business and corporate governance oversight experience to the company and its board.

Financial Expertise
Mr. Muller has extensive financial and accounting experience as a Chief Executive Officer of several energy companies and as Chief Financial Officer of Whittaker Corporation and from serving on numerous public company audit committees. Our board and Audit Committee benefit from Mr. Muller’s extensive financial and accounting experience.

Extensive Global or International Business Experience
Mr. Muller has extensive international business experience and is a recognized expert on international policy and energy development. Besides his substantial international business experience as a Transocean Ltd. director, Mr. Muller serves as a Member of the Council on Foreign Relations and the Pacific Council on International Policy and was previously Chairman of the U.S. Philippines Business Committee and Co-Chairman of the International Energy Development Council.

2022 NOMINEES FOR CLASS I DIRECTORS
Continuing Directors

Cindy K. Lewis
Director Since:	2021
Age:	65
Board Committees and Leadership:	Member of the Nominating and Corporate Governance Committee
Summary of Experience:
Since July 1998, Ms. Lewis has served as the President and Chief Executive Officer of AirBorn Consolidated Holdings, Inc. She has also served as Chairperson of AirBorn since November 2013. AirBorn is a middle-market, employee-owned company specializing in high reliability electronics manufacturing. Ms. Lewis has served in the manufacturing industry for over 40 years, with experience in accounting and finance, supply chain and manufacturing, information technology, business development, distribution and general management. From approximately 2006 through 2019, Ms. Lewis served in various board and officer roles for the National and Southwest Chapter of the ESOP Association, which promotes employee ownership awareness, best practices and provides strong lobbying efforts in Congress. Ms. Lewis currently serves on the Georgetown, Texas Chamber of Commerce Board of Directors. Ms. Lewis earned her Bachelor’s Degree in Accounting from The University of Texas at Arlington — College of Business and completed an Executive Development Program at The Wharton School, University of Pennsylvania.

Specific Qualifications, Attributes, Skills and Experience

Global or International Business Experience
Ms. Lewis has over 20 years of international business experience while at AirBorn, including developing both a broad global supply chain and a growing a global customer base. AirBorn has manufacturing locations in Canada and Europe, as well as strong contract manufacturing relationships in Asia. Ms. Lewis’ international business experience is a valuable asset to our board as we grow our international presence and sales.

Science, Technology and Innovation Experience
Ms. Lewis’s career includes management, development and oversight of various types of technologies. With electronic products that require heavy engineering and collaboration with customers for design, Ms. Lewis managed new product development for AirBorn, as well as new manufacturing processes and automation technologies. AirBorn has filed for and received numerous patents under Ms. Lewis’ leadership. Ms. Lewis was the original architect of cybersecurity strategy for AirBorn and is the board cyber sponsor with a certificate of cybersecurity oversight from Carnegie Mellon. Ms. Lewis sponsors digital transformation and digital progression projects to ensure the company keeps pace with the rapid acceleration of software technology in all aspects of the business.

Related Industry Experience — Customer Relationships
Ms. Lewis has been directly responsible for managing various key customer relationships, ensuring service, expectations and contract negotiations provided a favorable partnering environment for both AirBorn and its customers. Four of AirBorn’s five original customers from the 1950s remain top ten OEM customers today. Primary industry experience includes Military Aerospace, Medical, Semiconductor, and Energy.

Investment and M&A Expertise
Ms. Lewis led AirBorn through five acquisitions since 2002, broadening the company’s capabilities and providing strategic market diversification. Ms. Lewis was directly involved in all negotiations with acquisition targets as well as funding for these acquisitions. Ms. Lewis directed subsequent integration activities. Ms. Lewis also led AirBorn through numerous major refinancing transactions over the years to fund acquisitions and growth capital investments. She has led the selection of financial institutions for fund raising of major transactions, and was directly involved in all related contract negotiations. Ms. Lewis additionally led the strategy and execution of refinancing which transitioned AirBorn to a 100% ESOP owned subchapter S corporation in 2003.

Experience Scaling and Small Business
Under her leadership at AirBorn, Ms. Lewis and her team have successfully led the company through several levels of transition from a small connector job shop to a middle market electronics company. Ms. Lewis developed AirBorn’s growth strategy and led the execution of initiatives to achieve AirBorn’s growth.

Chief Executive Officer and Executive Experience
Ms. Lewis has served since 1998 as President and Chief Executive Officer of AirBorn, bringing significant experience and insight to the board from financial, operations and strategic growth perspectives. Her prior positions at AirBorn include Chief Operating Officer, Vice President of Manufacturing, Vice President of Supply Chain, General Manager.

2022 NOMINEES FOR CLASS I DIRECTORS
Cindy K. Lewis

Defense Industry Experience
Ms. Lewis has over 30 years of experience providing high reliability products and technical solutions to the Military and Aerospace industries domestically and internationally.

ESG — Environmental, Social, Governance
Ms. Lewis has extensive experience in regulatory compliance and has ensured AirBorn maintains robust compliance and governance practices. She oversees ESG strategy and activities, and leads the company’s Diversity, Equity, Inclusion (DEI) activities.

2022 NOMINEES FOR CLASS I DIRECTORS
Catharine Merigold
Director Since:	2015
Age:	66
Board Committees and Leadership:	Member of Audit Committee and Compensation Committee
Summary of Experience:
Ms. Merigold has been investing in and advising high-growth technology businesses for over 20 years as a venture capitalist. She was a Vice President at Centennial Ventures from 1992 to 1994, and then founded and has been the managing partner of Vista Ventures, a venture firm specializing in investing in software, digital media and network sectors, since January 2000. Prior to founding Vista Ventures, Ms. Merigold served as the President and Chief Executive Officer of University Technology Corporation, a company that managed all technology transfer and associated equity holdings for the University of Colorado system, from 1999 to 2000, and as Vice President of Marketing and Sales for US West Wireless. She began her career at Hewlett-Packard Company, serving in a variety of technical, marketing and sales management roles, including several years spent in Europe. Ms. Merigold has served on a number of corporate boards, including as a board observer for Market Force Information, Inc., a provider of customer intelligence solutions to large consumer companies, a board member of P2Binvestor, Inc., a crowd-lending platform providing asset-based lines of credit to businesses, and a board member of the Colorado Technology Association, and currently serves as a board member of University License Equity Holdings Inc. (ULEHI), which manages all the equity holdings associated with technology transfer of the University of Colorado. Ms. Merigold holds a B.S. in electrical engineering, with honors, from Washington University in St. Louis and an M.B.A. from Stanford University.

Specific Qualifications, Attributes, Skills and Experience

Extensive Global or International Business Experience
Ms. Merigold has substantial international business experience gained from her experience at Hewlett-Packard in Europe and previous experience working for the French power company EDF-GDF. Her international experience is important to the board given the company’s growing international business.

Science, Technology and Innovation Experience
As a venture capitalist, Ms. Merigold has experience working with numerous technology companies and companies providing innovative solutions, including serving as a board member of P2Binvestor, Inc. and Tendril Networks, Inc., a provider of energy services management software. Given the company’s innovative culture and the technical nature of its products, Ms. Merigold’s experience working with technology companies provides useful insight to the board.

Related Industry Experience — Marketing
Ms. Merigold provides the board with unique insight into marketing and consumer purchasing behaviors, gained through experience in marketing positions with Hewlett-Packard and US West Wireless, and as a director of Market Force Information. Her extensive knowledge of marketing and purchasing behavior provides the board with critical knowledge for the expansion of our commercial business.

Investment Expertise
Ms. Merigold has served as a venture capitalist for over 20 years, serving as Vice President and a Partner of Centennial Ventures and later founding and serving as Managing Partner of Vista Ventures. Her significant experience as a venture capitalist has provided her with key understanding of the variables that lead to high-growth success of businesses, which enables Ms. Merigold to provide valuable insight to the board in evaluating potential strategic investments and opportunities.

Experience Scaling and Growing Startup and Small Business
Through her venture capital experience, Ms. Merigold has gained extensive experience helping companies navigate their way through the startup and high-growth phases into becoming significant operational businesses. Her experience working with high-growth companies in a variety of industries brings valuable knowledge to the board regarding the scaling and growing of successful businesses, which assists the board in evaluating the company’s growth strategy for new market opportunities and potential strategic arrangements.

Data Analytics Experience
Ms. Merigold brings to the board critical knowledge of data analytics, gained through her experience at US West Wireless, where she implemented and oversaw a data analytics program, as well as through her role as an advisory board member at Market Force Information, which utilizes data analytics in its products and services. Her experience with data analytics is very valuable to the board as the company grows its commercial business.

2022 NOMINEES FOR CLASS I DIRECTORS
Wahid Nawabi
Director Since:	2016
Age:	53
Board Committees and Leadership:	Chairman of the Board
Summary of Experience:
Mr. Nawabi has served as our President and Chief Executive Officer since May 2016. Previously, Mr. Nawabi served as our President and Chief Operating Officer from January 2016 to May 2016 and as Senior Vice President and Chief Operating Officer from April 2015 to January 2016. He also served as Senior Vice President and General Manager, EES from December 2011 to April 2015. Prior to joining the company, Mr. Nawabi served as Vice President, Global Sales of Altergy Systems, a designer and manufacturer of fuel cell power systems, from March 2010 through November 2011, and as Vice President, Americas, and Vice President, Global Sales for C&D Technologies, a producer and marketer of electrical power storage and conversion products, from February 2009 through March 2010. Prior to joining C&D Technologies, Mr. Nawabi worked for 16 years with American Power Conversion Corporation, a provider of power protection products and services, in a succession of positions of increasing responsibility, most recently as Vice President, Enterprise Segment, North America and Canada. During his 16-year tenure at American Power Conversion, Mr. Nawabi was instrumental to the company’s growth into global market leadership positions in power protection and data center physical infrastructure, with significant roles in starting and growing the company’s data center physical infrastructure business and in developing and expanding the company’s business across Europe and Asia. Mr. Nawabi currently serves as the Chairman of the Board of LiquidStack, Inc. Mr. Nawabi has a B.S. in electrical engineering from the University of Maryland, College Park.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Nawabi brings significant executive and leadership experience to the board from his experience in various executive roles at the company since 2011 and his prior experience at Altergy Systems, C&D Technologies and American Power Conversion.

Extensive Knowledge of the Company’s Business
Mr. Nawabi has gained extensive knowledge of our business operations since joining our company in 2011 as Senior Vice President and General Manager, EES. His knowledge of all aspects of our business, operations and products, including his current service as our President and Chief Executive Officer, allows him to bring valuable practical information and insight to the board.

Extensive Global or International Business Experience
Through his experience as Vice President, Global Sales of Altergy Systems and of C&D Technologies, as well as his service as our Chief Operating Officer, President and Chief Executive Officer, Mr. Nawabi has gained extensive international business experience. At C&D Technologies, Mr. Nawabi helped expand and grow the business throughout Latin America, which led to the expansion of the company’s presence both in manufacturing capacity as well as sales, marketing and customer service in such regions. Additionally, Mr. Nawabi helped develop American Power Conversion’s business across Europe and Asia. As our international sales continue to increase, Mr. Nawabi’s international experience will be a valuable asset to our board.

Science Technology and Innovation Experience
As the General Manager of the company’s former EES business segment, Mr. Nawabi oversaw the launch of multiple innovative and successful new products to market and was responsible for revamping the division’s product development processes, which were eventually implemented across the company’s UAS segment as well. Additionally, while at American Power Conversion, Mr. Nawabi was instrumental in launching numerous innovative products to market, many of which were recognized as “industry firsts.”

2022 NOMINEES FOR CLASS I DIRECTORS
Stephen F. Page
Director Since:	2013
Age:	82
Board Committees and Leadership:	Member of Audit Committee and Chairman of the Nominating and Corporate Governance Committee
Summary of Experience:
Mr. Page has served as a member of our board of directors since 2013. Mr. Page served on the board of directors and audit committees of Lowe’s Companies, Inc., a home-improvement retailer, from 2003 to 2012; PACCAR, Inc., one of the largest manufacturers of medium and heavy duty trucks in the world, from 2004 to 2012; and Liberty Mutual Holding Company Inc., one of the largest property and casualty insurance companies in the U.S., where he was lead director. Before retiring in 2004, Mr. Page served in many leadership roles at United Technologies Corporation, a provider of high-technology products and services to the global aerospace and building systems industries that merged with Raytheon Corporation in April 2020 to form Raytheon Technologies Corporation, including director, Vice Chairman and Chief Financial Officer, and President and Chief Executive Officer of Otis Elevator, formerly a division of United Technologies. Mr. Page holds a B.S. in business administration from Loyola Marymount University and J.D. from Loyola Law School.

Specific Qualifications, Attributes, Skills and Experience

Chief Executive Officer and Executive Experience
Mr. Page has extensive executive leadership experience at large public companies. He served as Chief Financial Officer of United Technologies, a global provider of high-technology products and support services in the aerospace and building industries with annual revenues of approximately $77 billion prior to its merger with Raytheon Corporation in April 2020, and he also served as Chief Executive Officer of Otis Elevator, a former multibillion dollar revenue generating unit of United Technologies, as Chief Financial Officer of Black & Decker Corporation, a manufacturer of power tools, and as General Counsel of the McCullough Corporation, a subsidiary of Black & Decker.

Extensive Global or International Business Experience
Mr. Page gained extensive experience leading international businesses in his executive leadership roles at United Technologies and as a director of PACCAR. This international business experience is extremely valuable to us as international business becomes an increasingly important component of our business.

Defense and Related Industry Experience
From his experience in leadership roles at United Technologies, Mr. Page brings highly relevant experience to our military-focused unmanned aircraft systems business.

Commercial Business Experience
Mr. Page gained substantial experience in commercial business operations through his positions at United Technologies and Black & Decker Corporation. Mr. Page’s commercial business experience is of significant importance to the board as the company expands its commercial operations.

Public Company Board Experience
Mr. Page’s service as Vice Chairman of United Technologies and as the Lead Independent Director at Liberty Mutual and his experience as a director of United Technologies, PACCAR and Lowe’s provides us with valuable corporate governance and board leadership experience.

Financial Expertise
Having served as Chief Financial Officer of two major public companies and as Audit Committee Chair of Lowe’s, PACCAR and Liberty Mutual, Mr. Page brings a wealth of financial, capital allocation and audit committee experience to the company and the board.

2022 NOMINEES FOR CLASS I DIRECTORS
SUMMARY OF DIRECTOR NOMINEES

The following information and graphics summarize the qualifications of the nominees for Class I director and the other continuing members of the board, excluding Mr. Holland who is retiring from the board and not standing for re-election. Based on a careful assessment, the Nominating and Corporate Governance Committee and the board have concluded that each nominee is qualified to serve as a director and that the collective board, including the nominees for election, possesses the necessary qualifications, attributes, skills and experience to provide effective oversight of the business and provide strategic advice and counsel to the company’s management.
All nominees and other directors exhibit:
• High integrity	• Innovative thinking
• Proven record of success	• Knowledge of corporate governance
Our director nominees and other directors bring a balance of important skills to our boardroom
The fact that an item is not highlighted for a director does not mean that the director does not possess that qualification, attribute, skill or experience.

	Nominees		Continuing Directors				Totals
Attribute	Burbage	Muller	Lewis	Merigold	Nawabi	Page	Nominees	Board
CEO and Executive Experience	✓	✓	✓	✓	✓	✓	2	6
Knowledge of Company Business					✓		0	1
Defense/Aerospace Industry or Military Experience	✓		✓			✓	1	3
International Business Experience	✓	✓	✓	✓	✓	✓	2	6
Other Public Board Experience		✓				✓	1	2
Science, Technology and Innovation	✓		✓	✓	✓		1	4
Commercial Business Experience			✓		✓	✓	0	3
Financial Literacy		✓	✓	✓	✓	✓	1	5
Strategic Development Experience		✓	✓	✓	✓	✓	1	5
Scaling Business Experience	✓	✓	✓	✓	✓	✓	2	6
Data Analytics Experience				✓	✓		0	2

2022 NOMINEES FOR CLASS I DIRECTORS
Our director nominees and other directors provide an effective mix of experience and fresh perspective.
INDEPENDENCE

PRIOR BOARD SERVICE

CORPORATE GOVERNANCE
CORPORATE GOVERNANCE

Board of Directors and Committees

Our board of directors functions in a collaborative manner and all directors play an active role in overseeing the company’s business both at the board and committee levels. The 2022 director nominees consist of two Class I director nominees, each of whom is an independent director and each of whom has significant executive leadership experience and knowledge of the company’s industry. Mr. Holland’s retirement from the board at the 2022 annual meeting will create a vacancy in Class I. The Nominating and Corporate Governance Committee is working to identify and evaluate candidates to fill such vacancy.
Pursuant to our bylaws, our board must annually elect one of its members to serve as Chairman of the Board, who shall preside over meetings of the board and stockholders, consult and advise the board and its committees on the business and affairs of the company, and perform such other duties as may be assigned by the board. Our bylaws also require the board to designate annually an independent director to serve as the Lead Independent Director if the Chairman of the Board is not an independent director. The designation of a Lead Independent Director is for a one-year term and a Lead Independent Director may be eligible for re-election at the end of that term. Designation as such does not impose on the Lead Independent Director any obligation or standard greater than or different from those of the company’s other directors. The Lead Independent Director has the following roles and responsibilities:
•
presides at all meetings of the board or stockholders at which the Chairman of the Board is not present;

•
serves as a liaison on board-related issues between the Chairman of the Board and the independent directors;

•
reviews and provides input to the Chairman of the Board regarding the nature, scope and timeliness of information that management provides to the board;

•
reviews and provides input to the Chairman of the Board regarding the agendas for board meetings and the annual schedule of board meetings;

•
presides at meetings of the independent directors and apprises the Chairman of the Board of the issues discussed, as appropriate; and

•
performs such other duties as the board may from time to time delegate.

Our officers, under the direction of our Chief Executive Officer, are generally in charge of the day-to-day affairs of the company, subject to the powers reserved to the board.
As set forth in the company’s Corporate Governance Guidelines, regularly scheduled executive sessions of independent directors are held at least twice per year. In addition, the non-employee directors also hold regular executive sessions. These meetings allow our independent and non-employee directors to discuss issues of importance to the company, including the business and affairs of the company, as well as matters concerning management, without any member of management present. Independent directors chair all of the board committees (except our Executive Committee), which are described below.
Board Leadership Structure
We do not have a formal policy regarding the separation of the roles of Chairman of the Board and Chief Executive Officer. The company’s governance framework provides the board with flexibility to select the appropriate leadership structure for long-term success of the company. In making leadership structure determinations, including whether to separate or combine the Chairman of the Board and Chief Executive Officer roles, the board considers many factors, including the specific needs of the business and what is in the best interests of the company’s stockholders.
Our current leadership structure is as follows:
•
Chairman of the Board and Chief Executive Officer: Wahid Nawabi

•
Lead Independent Director: Edward R. Muller

•
Committees led by independent directors

•
Active engagement by all directors

The board believes that this leadership structure, consisting of a combined Chairman of the Board and Chief Executive Officer, an independent director serving as Lead Independent Director and strong, active independent directors, is the optimal structure to guide our company and maintain the focus required to achieve our business goals. The board believes this structure provides an effective balance between strong company leadership and appropriate safeguards and oversight by independent directors. It provides a single leader who is understood by our employees, customers, business partners, and stockholders as providing strong leadership for the company, which

CORPORATE GOVERNANCE
enhances our ability and agility to manage resources and provides the focus required to implement our complex business strategy.
The Board’s Role in Strategy Oversight
Our board of directors is actively involved in overseeing our strategy and its execution. In addition to discussing business goals and priorities and broader strategic issues regularly, the board engages with management on future opportunities for the company and how emerging trends, technologies and global developments may impact the company, our customers and business partners, end markets and our stakeholders and how the company should navigate such matters. Our board of directors guides our strategic direction and helps ensure our business strategies align to long-term value creation.
The Board’s Role in Risk Oversight
Our board of directors is responsible for overseeing our risk management and delegates many of these functions to the Audit Committee, which reports regularly to the board. Under its charter, the Audit Committee is responsible for discussing with management the company’s policies with respect to risk assessment and risk management. The committee is chartered to discuss with management our significant risk exposures and the actions management has taken to limit, monitor or control such exposures. In addition to the Audit Committee’s work in overseeing risk management, our full board engages in discussions of the most significant risks that we face and how these risks are being managed. Our Compensation and Nominating and Corporate Governance Committees are also involved in evaluating risks that fall within the purview of those committees’ responsibilities.
The Board’s Role in Environmental, Social and Governance (ESG) Matters Oversight
Our board of directors provides oversight of ESG matters and regularly receives reports from our ESG Committee. Formed in 2020, the company’s ESG Committee, which is comprised of members of senior management and other functional area leaders, set goals regarding ESG matters, direct ESG initiatives, and reviews progress on ESG matters with the board.
In 2022, the ESG Committee, with support of the board, commissioned the company’s first Corporate Social Responsibility report, which will be available on our website when published. The Compensation Committee of the board also included an ESG metric for the 2022 executive bonus plan. Company management included the same ESG metric in the 2022 bonus plan for non-executive employees as well.
The Board’s Role in Human Capital Management
The board acknowledges that our employees are the company’s most valuable asset and the driving force behind our success, and seeks to ensure that the company is known for cultivating a positive and welcoming work environment — one that fosters growth, provides a safe place to work, supports diversity and embraces inclusion. Our board of directors believes that a diverse and inclusive workforce is a major catalyst for driving innovation and an important aspect of our ESG efforts.
Board Meetings
Under the company’s bylaws, regular meetings of the board are held at such times as the board may determine. Special meetings of the board may be called by the Chairman of the Board or the President on 48 hours’ notice to each director or by the President or the Corporate Secretary after receiving a written request of two directors on 48 hours’ notice. The board held 9 meetings in fiscal year 2022. Each director attended at least 75% of all meetings of the board of directors and each committee on which he or she sat during fiscal year 2022.
Annual Meeting Attendance
The company does not have a formal policy regarding directors’ attendance at annual meetings of stockholders, but encourages all directors to attend such meetings. Six of the seven directors who were serving as directors after the start of the 2021 annual meeting of stockholders attended the annual meeting.
Board Committees
The board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and an Executive Committee. The board has adopted a written charter for each of these committees, which are available on the company’s website at www.avinc.com by clicking on “Investors” and then clicking on “Corporate Governance”. All of the members of each of these standing committees (other than the Executive Committee) meet the criteria for independence prescribed by the SEC and Nasdaq. The information contained on our website is not incorporated by reference into, and does not form a part of, this proxy statement. Our board of directors may establish other committees to facilitate the management of our business. Additional information about the committees is provided below.

CORPORATE GOVERNANCE
Audit Committee
Committee Chair:	Edward R. Muller
Other Committee Members:	Stephen F. Page and Catharine Merigold
Meetings held in FY 2022:	5
The board has determined that Mr. Muller and Mr. Page qualify as audit committee financial experts as defined by the rules of the SEC. All committee members are able to read and understand fundamental financial statements in accordance with Nasdaq requirements. Our Audit Committee’s main function is to oversee our accounting and financial reporting processes, internal systems of control, independent registered public accounting firm relationships and the audits of our financial statements. The Audit Committee’s responsibilities include:
•
selecting and hiring our independent registered public accounting firm;

•
evaluating the qualifications, independence and performance of our independent registered public accounting firm;

•
reviewing and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

•
reviewing the design, adequacy, implementation and effectiveness of our internal controls established for finance, accounting, legal compliance and ethics;

•
reviewing the design, adequacy, implementation and effectiveness of our critical accounting and financial policies;

•
overseeing and monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•
reviewing with management and our independent registered public accounting firm our annual and quarterly financial statements;

•
reviewing with management and our independent registered public accounting firm any earnings announcements or other public announcements concerning our operating results;

•
establishing procedures for the receipt, retention and treatment of complaints (including procedures for receiving and handling complaints on a confidential and anonymous basis) regarding accounting, internal accounting controls or auditing matters, including employee concerns regarding questionable accounting or auditing matters;

•
preparing the audit committee report that the SEC requires in our annual proxy statements; and

•
reviewing and approving any related party transactions.

The Code of Business Conduct and Ethics (“code of conduct”), is our code of ethics for directors, executive officers, employees and agents. Any amendment to the code of conduct that applies to our directors or executive officers may be made only by the board or a board committee and will be disclosed on our website.
The code of conduct is available at http://investor.avinc.com. The Audit Committee charter and the code of conduct are also available in print to any stockholder who requests them.
Compensation Committee
Committee Chair	Charles Thomas Burbage
Other Committee Members:	Catharine Merigold and Edward R. Muller
Meetings held in FY2022	8
Our Compensation Committee’s purpose is to assist our board of directors in determining the development plans and compensation for our senior management and the compensation to be paid to directors for board and committee service. The Compensation Committee of our board consists of three independent directors. The Compensation Committee’s responsibilities with respect to executive and director compensation are:
•
to review our compensation philosophy;

•
to review and recommend to the board corporate goals and objectives relating to the compensation of our Chief Executive Officer, evaluate the performance of our Chief Executive Officer in light of those goals and objectives and review and recommend to the board the compensation of our Chief Executive Officer;

•
to review and approve all compensation of our executive officers and all other officers subject to the reporting requirements of Section 16(a) of the Securities Exchange Act;

•
to review all employment agreements and severance arrangements of executive officers;

•
to review and recommend to the board compensation for non-management directors’ service on the board and any committees;

•
to review all annual bonus, long-term incentive compensation, stock option, employee pension and welfare benefit plans;

•
to review and approve the Compensation Discussion and Analysis contained in this proxy statement; and

•
to review and approve executive officer indemnification and insurance matters.

CORPORATE GOVERNANCE
In addition, the Compensation Committee is responsible for the general administration of all executive compensation plans, including:
•
setting performance goals for our executive officers and reviewing their performance against these goals;

•
approving all amendments to, and terminations of, all such compensation plans and any awards under such plans;

•
granting awards under any performance-based annual bonus, long-term incentive compensation and equity compensation plans to executive officers; and

•
making recommendations to the board with respect to awards for directors under our equity incentive plans.

In addition, the Compensation Committee has the sole authority, in accordance with applicable securities laws, rules and regulations and Nasdaq listing standards, to retain and/or replace, as needed, any independent counsel, compensation and benefits consultants and other outside experts or advisors as the Compensation Committee believes to be necessary or appropriate. The Compensation Committee is responsible for the appointment, compensation and oversight of the work of any compensation advisors retained by the Compensation Committee. Subject to any exceptions under the Nasdaq listing standards, prior to selection and engagement of any compensation advisor, the Compensation Committee will undertake an analysis of the independence of each such compensation advisor under the independence factors specified in the applicable requirements of the Exchange Act and the Nasdaq listing standards. The company will provide for appropriate funding, as determined by the Compensation Committee in its sole discretion, for payment of compensation to any compensation advisors retained by the Compensation Committee.
Compensation Committee Interlocks and Insider Participation
The members of our Compensation Committee during the fiscal year ended April 30, 2022 were Arnold L. Fishman (who retired from the board at the 2021 annual meeting), Charles Thomas Burbage, Catharine Merigold and Edward R. Muller. None of the current or proposed members of our Compensation Committee at any time has been one of our executive officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our board of directors or Compensation Committee.
Nominating and Corporate Governance Committee
Committee Chair:	Stephen F. Page
Other Committee Members:	Charles Thomas Burbage and Cindy K. Lewis
Meetings held in FY2022:	5
Our Nominating and Corporate Governance Committee’s purpose is to assist our board by identifying individuals qualified to become members of our board of directors, consistent with criteria set by our board, and to develop our corporate governance principles. The Nominating and Corporate Governance Committee’s responsibilities include:
•
evaluating the composition, size and governance of our board of directors and its committees and making recommendations regarding future planning and the appointment of directors to our committees;

•
administering a policy for considering stockholder nominees for election to our board of directors;

•
evaluating and recommending candidates for election to our board of directors;

•
overseeing our board’s performance and self-evaluation process; and

•
reviewing our corporate governance principles and providing recommendations to the board regarding possible changes.

Our board of directors believes that it should be composed of directors with varied, complementary backgrounds and that directors should, at a minimum, have expertise that may be useful to the company. Directors should also possess the highest personal and professional ethics and should be willing and able to devote the required amount of time to our business.
When evaluating director candidates, the Nominating and Corporate Governance Committee takes into account the degree to which a candidate fulfills the criteria contained in the Corporate Governance Guidelines and other factors consistent with those guidelines, including the following:
•
independence from management;

•
personal and professional integrity, ethics and values;

•
practical and mature business judgment;

•
experience as a Chief Executive Officer, President or other executive officer of a public or large private company;

•
extensive knowledge of the company’s business or experience in one or more industries in which we compete, including aerospace and defense, alternative energy, automotive or industrials;

•
global and international business experience;

CORPORATE GOVERNANCE
•
experience in strategic development activities, including mergers, acquisitions, partnerships and venture capital transactions;

•
experience in marketing, engineering, technology and innovation, operations, supply chain and manufacturing, and legal;

•
a high degree of financial literacy and experience;

•
experience as a board member of another publicly held company;

•
diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•
diversity of personal background relative to other board members, including gender, age, and ethnic diversity;

•
data analytics experience;

•
commercial business experience; and

•
experience in scaling or growing a startup or small business into a significant business.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders applying the criteria for candidates described above and considering the additional information referred to below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:
•
a statement that the writer is a stockholder and is proposing a candidate for consideration by the committee;

•
the name of and contact information for the candidate;

•
a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•
with respect to each of the proposing stockholder and the candidate, the class and number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record;

•
with respect to each of the proposing stockholder and the candidate, any derivative, swap or other transaction, or series of transactions, the purpose or effect of which is to give such party economic risk similar to ownership of shares of our capital stock;

•
with respect to each of the proposing stockholder and the candidate, any proxy, agreement, arrangement, understanding or relationship that confers a right to vote any of our shares of capital stock;

•
with respect to each of the proposing stockholder and the candidate, any agreement, arrangement,

understanding or relationship engaged in, directly or indirectly, to reduce the level of risk of loss to, or increase or decrease the voting power of, such party with respect to our shares of capital stock, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of our shares of capital stock;
•
with respect to each of the proposing stockholder and the candidate, any right to dividends on any of our shares of capital stock owned beneficially by such party that are separated from our underlying shares of capital stock;

•
with respect to each of the proposing stockholder and the candidate, opportunity to profit from, or any performance-related fees such party is entitled to, based on the increase or decrease in the value of any of our shares of capital stock;

•
all information relating to the proposing stockholder and the candidate that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies or consents for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the proposing stockholder, on the one hand, and the candidate, his or her respective affiliates and associates, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K promulgated under the Exchange Act if such proposing stockholder were the “registrant” for purposes of such rule and the candidate were a director or executive officer of such registrant; and

•
a completed and signed questionnaire, representation and agreement with respect to the candidate’s background, any voting commitments or compensation arrangements and the candidate’s commitment to abide by our Corporate Governance Guidelines.

In addition, we may require any candidate to furnish such other information as may reasonably be required by us to determine the eligibility of such candidate to serve as an independent director in accordance with our Corporate Governance Guidelines or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such candidate.

CORPORATE GOVERNANCE
Before nominating a sitting director for re-election at an annual meeting, the Nominating and Corporate Governance Committee will consider:
•
the director’s performance on the board of directors; and

•
whether the director’s re-election would be consistent with our Corporate Governance Guidelines.

Executive Committee
Committee Chair:	Wahid Nawabi
Other Committee Member:	Charles Thomas Burbage
Meetings held in FY 2022:	1
Our Executive Committee’s purpose is to exercise the powers of the board of directors when the board is not in session, subject to specific restrictions as to powers retained by the full board of directors or delegated to other committees of the board of directors. Powers retained by the full board of directors include those relating to amendments to our certificate of incorporation and bylaws, mergers, consolidations and sales or exchanges involving substantially all of our assets.
Board Self-Evaluations
The board of directors conducts annual self-evaluations to assess the qualifications, attributes, skills and experience represented on the board and to determine whether the board and its committees are functioning effectively. During the year, the Nominating and Corporate Governance Committee receives input on the board and committee performance from directors and discusses the input with the full board. The self-assessment focuses on the board’s contribution to the company and on areas in which the board believes that the board or any of its committees could improve.
Communication with the Board
The board has established a process to facilitate communication with stockholders and other interested parties. Communications can be addressed to the directors in care of the Corporate Secretary, 241 18th Street South, Suite 415, Arlington, VA 22202 or by email to corporatesecretary@avinc.com. At the direction of the board, all mail received may be opened and screened for security purposes. The board of directors has requested that certain items that are unrelated to the duties and responsibilities of the board of directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the provision that any communication that is not distributed will be made available to any independent director upon request. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “outside directors” or “non-employee directors” will be forwarded or delivered to the Lead Independent Director. Mail addressed to the “board of directors” will be forwarded or delivered to the Chairman of the Board.
Commitment to Good Corporate Governance

The board has adopted various policies and guidelines as part of the company’s commitment to good corporate governance. Examples of such polices include:
•
anti-hedging and anti-short sale policies for executives, directors and employees which prohibit the use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock;

•
share ownership guidelines and share retention policy for executives and directors; and

•
a compensation recovery policy for executives.

CORPORATE GOVERNANCE
Board Diversity

Although the board does not have a formal policy regarding diversity, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The Nominating and Corporate Governance Committee assesses the effectiveness of this approach as part of its review of the board’s composition as well as in the course of the board’s and Nominating and Corporate Governance Committee’s self-evaluation. With the assistance of the Nominating and Corporate Governance Committee, the Board regularly reviews trends in board composition, including on director diversity.
Board Diversity Matrix (As of August 2, 2022)1
Total Numbers of Directors	7
	Female	Male	Non-Binary	Did not Disclose Gender
Part 1: Gender Identity
Directors	2	5	0	0
Part 2: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	2	4	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

1.
Table includes Charles Holland, who is retiring from the board and not standing for re-election at the 2022 annual meeting.

DIRECTOR COMPENSATION
DIRECTOR COMPENSATION
Compensation of Non-Employee Directors

The general policy of our board of directors is that compensation for non-employee directors should be delivered through a mix of cash and equity-based pay. We do not pay management directors for board service in addition to their regular employee compensation. Our Compensation Committee, which consists solely of independent directors, has the primary responsibility for reviewing and considering any revisions to director compensation. The board of directors reviews the Compensation Committee’s recommendations and determines the amount of director compensation.
The Compensation Committee engages an independent compensation consultant, Pay Governance LLC (“Pay Governance”), a national compensation consulting firm, to assist it in reviewing director compensation. In June 2021, Pay Governance prepared a report for the Compensation Committee with non-employee director compensation data of peer companies identified by Pay Governance, which the Compensation Committee and the board of directors used in setting non-management director compensation for fiscal year 2022. In June 2021, based on the compensation data provided by Pay Governance, the Compensation Committee recommended, and the board determined, to increase the annual cash retainer fees and size of the annual restricted stock awards provided to the non-management directors as described below, effective commencing in fiscal year 2022.

The table below presents the annual cash retainer fees for our non-employee directors in effect in fiscal year 2022.
Director Responsibilities	Annual Retainer
Board Members	$60,000
Lead Independent Director	$20,000
Chair of Audit Committee	$20,000
Audit Committee Member (not including Chair)	$10,000
Chair of Nominating and Corporate Governance Committee	$10,000
Nominating and Corporate Governance Committee Member (not including Chair)	$ 5,000
Chair of Compensation Committee	$15,000
Compensation Committee Member (not including Chair)	$ 7,000
Annual retainer amounts are paid in four equal quarterly installments at the beginning of each of our fiscal quarters if the individual is still serving as a director at such time. We also reimburse non-employee directors for out-of-pocket expenses incurred in connection with their service as a director, such as attending board or committee meetings. We also pay for travel and hospitality costs for the spouses of directors to accompany such directors to an offsite board meeting, which expenses did not exceed $10,000 in fiscal year 2022 for any director.
In addition to cash retainer fees, our non-employee directors also receive an annual grant of restricted stock, which awards vest in three equal annual installments over a three-year period beginning approximately one year from the date of grant. Based on the report provided by Pay Governance in June 2021 and a review of the peer company data in such report, the Compensation Committee recommended, and the board approved, an annual grant of restricted stock awards with an aggregate value of $130,000 to each non-management director for their fiscal year 2022 service. These annual awards for fiscal year 2022 service were granted in July 2021 to our non-employee directors serving as directors at such time. Such awards vest in three equal installments on July 11, 2022, 2023 and 2024. The number of shares subject to such awards was calculated on the date of grant based on the closing price per share of our common stock on such date. Newly elected or appointed non-employee directors will be granted restricted stock awards with an aggregate value of $170,000 on the date of grant (measured by the closing price per share of our common stock subject to the awards on the date of grant). Ms. Lewis was granted her new director restricted stock award in October 2021 in connection with her commencement of service on the board, which award vests in equal installments on each of October 5, 2022, 2023 and 2024. Based on the analysis provided by Pay

DIRECTOR COMPENSATION
Governance, the annual and new director equity grant values were determined by the board to be competitive with non-employee director annual equity awards at comparable companies based on discussions with Pay Governance.
The award agreements evidencing stock options and restricted stock awards issued to our non-employee directors provide for the acceleration of vesting and exercisability of all company stock options and restricted stock awards held by the director upon the completion of a change in control.

Fiscal Year 2022 Non-Employee Director Compensation Table

The following table identifies the compensation paid during fiscal year 2022 to each person who served as a non-employee director during fiscal year 2022.
Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	All Other Compensation ($)	Total ($)
Charles Thomas Burbage	80,000	129,928	—	209,928
Timothy E. Conver2	27,500	129,928	15,6493	173,077
Arnold L. Fishman2	21,750	129,928	—	151,678
Charles R. Holland	60,000	129,928	32,5004	222,428
Cindy K. Lewis	60,870	169,935	—	230,805
Catharine Merigold	78,500	129,928	—	208,428
Edward R. Muller	102,000	129,928	—	231,928
Stephen F. Page	77,500	129,928	—	207,428

1.
The value of the restricted stock awards granted during fiscal year 2022 equals their grant date fair value as computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”), Topic 718. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 14 and 15 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2022, as filed with the SEC.

2.
Retired from the board and ceased serving as a director at the 2021 annual meeting of stockholders on September 24, 2021.

3.
Includes costs for supplemental medical coverage for Mr. Conver and his spouse. Pursuant to an agreement with Mr. Conver, our former President and Chief Executive Officer, we provide supplemental medical coverage for Mr. Conver and his spouse following his retirement as our President and Chief Executive Officer. As of April 30, 2022, the actuarial value of Mr. Conver and his spouse’s lifetime supplemental medical coverage is approximately $143,572, based on the estimated future cost of insurance premiums and the life expectancies of Mr. Conver and his spouse. Included in this table is the value of the supplemental medical coverage provided to Mr. Conver and his spouse during fiscal year 2022.

4.
Consists of consulting fees received by Mr. Holland. See “Independence Determinations” above for a full description of Mr. Holland’s consulting relationship during fiscal 2022. Mr. Holland’s consulting relationship with the company ended effective May 31, 2022.

The non-employee members of our board who served on the board during fiscal year 2022 held the following aggregate number of unexercised options as of April 30, 2022:
Name	Number of Securities Underlying Unexercised Options
Charles Thomas Burbage	25,000
Timothy E. Conver	—
Arnold L. Fishman	—
Charles R. Holland	—
Cindy K. Lewis	—
Catharine Merigold	—
Edward R. Muller	25,000
Stephen F. Page	20,000

DIRECTOR COMPENSATION
The non-employee members of our board who served on the board during fiscal year 2022, held the following aggregate number of shares of unvested restricted stock as of April 30, 2022:
Name	Number of Securities Underlying Unvested Restricted Stock
Charles Thomas Burbage	3,073
Timothy E. Conver	—
Arnold L. Fishman	—
Charles R. Holland	3,073
Cindy K. Lewis	1,918
Catharine Merigold	3,073
Edward R. Muller	3,073
Stephen F. Page	3,073
The following table provides a breakdown of fees earned or paid in cash during fiscal year 2022.
Name	Annual Retainers ($)	Chairman of the Board, Lead Independent Director and Committee Chair Retainer Fees ($)	Committee Member Retainer Fees ($)	Total Fees ($)
Charles Thomas Burbage	60,000	15,000	5,000	80,000
Timothy E. Conver1	15,000	12,500	—	27,500
Arnold L. Fishman1	15,000	5,000	1,750	21,750
Charles R. Holland	60,000	—	—	60,000
Cindy K. Lewis	58,370	—	2,500	60,870
Catharine Merigold	60,000	5,000	13,500	78,500
Edward R. Muller	60,000	35,000	7,000	102,000
Stephen F. Page	60,000	5,000	12,500	77,500

1.
Retired from the board effective upon the 2021 annual meeting of stockholders on September 24, 2021.

Compensation Policies Applicable to Non-Employee Directors

Annual Limits on Director Compensation
We have adopted annual limits on the amount of compensation that any individual non-employee director may receive for service on our board of directors. Under the 2021 Equity Incentive Plan, the sum of any cash compensation, other compensation and equity awards granted to a non-employee director as compensation for services on our board during any fiscal year may not exceed $500,000 (or $700,000 for the director’s initial year of service). The board of directors may make exceptions to this limit in extraordinary circumstances, provided that the director receiving the additional compensation may not participate in the decision to award such additional compensation.
Stock Ownership Guidelines for Non-Employee Directors
Our board of directors has adopted stock ownership guidelines for our non-employee directors. Pursuant to the guidelines in effect during fiscal year 2022, each non-employee director was expected to own shares of the company’s common stock with a market value of no less than five times his or her current annual cash retainer for serving as a member of the board of directors, exclusive of chairperson, committee or meeting fees, within (a) five years of the board’s original adoption of the plan on August 6, 2013, or (b) five years of the date on which such person was appointed to the board. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year. The table below shows each non-employee director’s equity ownership in the company as a multiple of his or her cash retainer and the minimum ownership level required of the guidelines in effect on April 30, 2022 pursuant to these guidelines for each of our current non-employee directors, as of April 30, 2022.

DIRECTOR COMPENSATION
Name	Dollar Value of Equity Ownership as a Multiple of Annual Retainer ($)1	Minimum Ownership Level Required as a Multiple of Annual Retainer
Charles Thomas Burbage	33.9x	5x
Charles R. Holland	82.2x	5x
Cindy K. Lewis2	—	5x
Catharine Merigold	23.7x	5x
Edward R. Muller	57.1x	5x
Stephen F. Page	61.2x	5x

1.
For each non-employee director, calculated by dividing (a) the sum of  (1) the aggregate number of shares of vested and unrestricted common stock held by such non-employee director, multiplied by the closing price of  $80.32 per share of our common stock on April 29, 2022, the last trading day of fiscal year 2022, plus (2) the amount by which the market value of the shares of common stock underlying vested stock options held by such non-employee exceeds the exercise price of such stock options, if any, by (b) the annual retainer paid to such non-employee director (excluding any annual cash retainer for committee membership or chairmanship or service as lead independent director).

2.
Ms. Lewis was appointed as a director on August 10, 2022. She has until August 10, 2027 to satisfy the minimum ownership level required under our stock ownership guidelines.

Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require non-employee directors to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policies contain stringent restrictions on transactions in company stock by non-employee directors. All trades by non-employee directors must be pre-cleared. Furthermore, no member of our board of directors may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, no non-employee director may pledge shares of our stock as collateral for a loan or hold any shares of our common stock in a margin account.
Stock ownership and retention guidelines and anti-hedging and anti-pledging policies for our executive officers, including Mr. Nawabi, are described below under “Executive Compensation and Other Information — Compensation Discussion and Analysis — Stock Ownership Guidelines for Executive Officers.”

RELATED PARTY TRANSACTIONS
RELATED PARTY TRANSACTIONS
Certain Transactions and Relationships

Review and Approval of Related Party Transactions. All transactions and relationships in which the company and our directors, director nominees and executive officers or their immediate family members are participants are reviewed by our Audit Committee or another independent body of the board of directors, such as the independent and disinterested members of the board. As set forth in the Audit Committee charter, the members of the Audit Committee, all of whom are independent directors, review and approve related party transactions for which such approval is required under applicable law, including SEC and Nasdaq rules. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee or the independent and disinterested members of the board may consider:
•
the nature of the related person’s interest in the transaction;

•
the material terms of the transaction, including, without limitation, the amount and type of transaction;

•
the importance of the transaction to the related person;

•
the importance of the transaction to the company;

•
whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•
any other matters the Audit Committee deems appropriate.

Reportable Related Party Transactions. Other than the employment arrangements described elsewhere in this proxy statement, since May 1, 2020, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party in which:
•
the amount involved exceeded or will exceed $120,000; and

•
a director, director nominee, executive officer, holder of five percent or more of any class of our capital stock or any member of his or her immediate family had or will have a direct or indirect material interest.

EXECUTIVE OFFICERS
EXECUTIVE OFFICERS
The following table sets forth certain information as of August 2, 2022 about our executive officers.
Name	Age	Position
Wahid Nawabi1	53	President and Chief Executive Officer
Kevin McDonnell	60	Senior. Vice President and Chief Financial Officer
Melissa Brown	45	Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary

1.
The background and experience of Mr. Nawabi is detailed on page 18.

Kevin McDonnell was appointed our Senior Vice President and Chief Financial Officer on February 10, 2020. Before joining the company, Mr. McDonnell served as Senior Vice President, Chief Financial Officer of JAMS, Inc., which provides alternative dispute resolution services, from September 2014 to February 2020. Prior to joining JAMS, Inc., Mr. McDonnell served in a variety of management and finance roles including as the co-founder of DoubleBeam, Inc., a provider of mobile retail solutions, from 2011 to 2014, the Chief Financial and Administrative Officer of Orange County Container Group LLC, a manufacturer of paperboard and paper-based packaging, from 2008 to 2011, the Executive Vice President, Finance and Administration, and Chief Financial Officer for Leiner Health Products from 2006 to 2008 and the Senior Vice President, Finance and Administration, and Chief Financial Officer for Memorex Corporation from 2004 to 2006. Mr. McDonnell previously held financial leadership positions with Digital Insight, Printrak, Teradata and Mattel. Mr. McDonnell holds a B.A. in Business Administration from Loyola Marymount University and a J.D. from Loyola Law School.
Melissa Brown has served as our Chief Compliance Officer since May 2021 and our Vice President, General Counsel and our Corporate Secretary since December 2016. She was appointed as our Corporate Secretary in September 2016 and previously she served as our Corporate Counsel from April 2015 to December 2016. Prior to joining the company, Ms. Brown served as an associate attorney at various law firms, including K&L Gates LLP from 2007 to 2014. Ms. Brown earned a B.S. in Microbiology and Molecular Genetics from the University of California, Los Angeles and a J.D. from Arizona State University.

SHARE OWNERSHIP
SHARE OWNERSHIP
Ownership of Equity Securities of the Company

The following table presents information regarding the beneficial ownership of our common stock as of August 2, 2022, by:
•
our Named Executive Officers (as defined below);

•
our current directors and director nominees;

•
all of our directors and executive officers as a group; and

•
each stockholder known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of August 2, 2022 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The information presented in this table is based on 24,990,590 shares of our common stock outstanding on August 2, 2022. Except as set forth in the footnotes below, the address of each beneficial owner listed on the table is c/o AeroVironment, Inc., 241 18th Street South, Suite 415, Arlington, VA 22202.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
5% Stockholders
BlackRock, Inc.1	3,668,034	14.7%
The Vanguard Group2	2,489,062	10.0%
American Capital Management, Inc.3	1,515,438	6.1%
Named Executive Officers, Directors and Director Nominees:
Wahid Nawabi4	174,858	*
Kevin McDonnell	13,536	*
Ken Karklin5	17,241	*
Melissa Brown	13,571	*
Alison Roelke6	2,911	*
Charles Thomas Burbage7	54,926	*
Charles R. Holland8	56,998	*
Cindy K. Lewis	3,431	*
Catharine Merigold	22,278	*
Edward R. Muller9	55,736	*
Stephen F. Page10	54,926	*
Current Directors and Executive Officers as a Group (9 persons)	450,260	1.8%

*
Less than 1%.

1.
Based solely on a Schedule 13G/A filed by BlackRock, Inc. on February 7, 2022 with the SEC reporting beneficial ownership as of December 31, 2021. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

2.
Based solely on a Schedule 13G/A filed by The Vanguard Group on February 9, 2022 with the SEC reporting beneficial ownership as of December 31, 2021. The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, PA 19355.

3.
Based solely on a Schedule 13G/A filed by American Capital Management, Inc. on February 14, 2022 with the SEC reporting beneficial ownership as of December 31, 2020. The address of American Capital Management, Inc. is 575 Lexington Avenue, 30th Floor, New York, NY 10022.

4.
Includes 96,164 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 2, 2022.

SHARE OWNERSHIP
5.
Mr. Karklin’s employment with the company ended effective April 22,2022. Shares of the company’s common stock owned by Mr. Karklin were calculated based on the company’s records as of his separation date. No further ownership information was available to the company after Mr. Karklin ceased being a Section 16 reporting person. His shares are not included in the Group total above.

6.
Ms. Roelke’s employment with the company ended effective May 12,2022. Shares of the company’s common stock owned by Ms. Roelke were calculated based on the company’s records as of her separation date. No further ownership information was available to the company after Ms. Roelke ceased being a Section 16 reporting person. Her shares are not included in the Group total above

7.
Includes 25,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 2, 2022.

8.
Mr. Holland is retiring from the board and not standing for re-election at the 2022 annual meeting.

9.
Includes 27,007 shares held by the Edward R. Muller and Patricia E. Bauer 1991 Family Trust, of which Mr. Muller is one of the two trustees and with respect to which he shares investment authority with the other trustee, and 810 shares held by the Edward R. Muller IRA. Includes 25,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 2, 2022.

10.
Includes 5,000 shares held by the Stephen F. Page Living Trust, of which Mr. Page is the trustee, and 20,000 shares of our common stock reserved for issuance upon exercise of stock options which currently are exercisable or will become exercisable within 60 days of August 2, 2022.

DELINQUENT SECTION 16(a) REPORTS
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires that our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, file reports of ownership and changes in ownership with the SEC. Officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the fiscal year ended April 30, 2022, all of our officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements, except for one Statement of Changes in Beneficial Ownership on Form 4, reporting four transactions, was filed late by Tim Conver. This late filing, which was filed one day late, was due to an administrative error on the part of the company.

EQUITY COMPENSATION PLAN
INFORMATION
The following table provides information as of April 30, 2022 about our common stock that may be issued, whether upon the exercise of options, warrants and rights or otherwise, under our existing equity compensation plans.
	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights1	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	166,1641	$24.78	1,385,376
Equity compensation plans not approved by security holders	—	—	—
Total	166,1641	$24.78	1,385,376

1.
Consists of awards outstanding under the AeroVironment, Inc. 2021 Equity Incentive Plan and the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan. As of July 10, 2021, no additional awards may be granted under the AeroVironment, Inc. Amended and Restated 2006 Equity Incentive Plan.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
EXECUTIVE COMPENSATION AND OTHER INFORMATION
Compensation Committee Report

The Compensation Committee of our board of directors is primarily responsible for determining the annual salaries and other compensation of our executive officers and administering our equity compensation plans. The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis of the 2022 proxy statement. Based on such review and discussions, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in our annual report filed on Form 10-K and this proxy statement.
Compensation Committee:
Charles Thomas Burbage (Chairman)
Catharine Merigold
Edward R. Muller
Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the material components of our executive compensation program for:
•
Wahid Nawabi, our President and Chief Executive Officer;

•
Kevin McDonnell, our Senior Vice President and Chief Financial Officer;

•
Kenneth Karklin, our former Senior Vice President and Chief Operating Officer (Mr. Karklin’s employment with the company ended effective April 22, 2022);

•
Melissa Brown, our Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary; and

•
Alison Roelke, our former Vice President and Chief People Officer (Ms. Roelke’s employment with the company ended effective May 12, 2022).

We refer to these executive officers collectively in this Compensation Discussion and Analysis as the “Named Executive Officers.” Specifically, this Compensation Discussion and Analysis provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each compensation component that we provide. In addition, we explain how and why the Compensation Committee arrived at specific compensation policies and decisions involving our Named Executive Officers during fiscal year 2022.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Executive Summary
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. The Compensation Committee reviews our executive compensation program on an annual basis to ensure that it is consistent with such objectives. In line with this philosophy, compensation awarded to our Named Executive Officers for fiscal year 2022 reflected our financial and strategic results and overall compensation philosophy.
Key Performance Indicators During Fiscal Year 2022
For fiscal year 2022, revenue, operating income and annual bookings were the financial metrics used by the Compensation Committee to evaluate our financial performance under the company’s executive compensation program. Our consolidated performance for fiscal year 2022 for these metrics, relative to fiscal year 2021 consolidated performance, is reflected in the table below.
Financial Measure	Fiscal Year 2022 ($, in millions)	Fiscal Year 2021 ($, in millions)	Increase (decrease) (%)
Revenue	445.7	394.9	11.9
Operating Income (Loss)	(9.9)	43.3	(122.9)
Annual Bookings1	430.5	351.8	22.4

1.
Annual bookings are firm orders for products and services for which funding has been appropriated to us under the contract by the customer and which was fully executed during the fiscal year. Annual bookings excludes the value of the unfunded portion on order amounts under cost-reimbursable and fixed price contracts such as (i) multiple one-year options, and indefinite delivery, indefinite quantity, or IDIQ contracts, or (ii) incremental funded contracts.

For fiscal year 2022, we also included an Environmental, Social & Governance (“ESG”) component to our fiscal year 2022 bonus program to further our ESG priorities.
Based on our performance relative to the metrics established by our Compensation Committee for annual bonus plan purposes in fiscal year 2022, our Named Executive Officers received payouts of their annual cash bonuses significantly below target amounts.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Summary of Executive Compensation Best Practices
Our executive compensation program is governed by policies and practices that are intended to align with industry practices and stockholder interests.
Best Practices We Maintain
✓	Majority of total potential compensation paid to executives based on our financial and company performance
✓	Compensation recovery (or “clawback”) policy for the recoupment of incentive compensation of executive officers, directors and employees
✓	Anti-hedging, anti-pledging and anti-short sale policies for all employees, including executives
✓	Limited perquisites
✓	Retention of independent compensation consultant
✓	Annual risk assessment of compensation practices
✓	Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries
✓
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved

Practices We Avoid
✘	No automatic or guaranteed annual base salary increases
✘	No employment agreements with executive officers
✘	No executive pensions
✘	No single-trigger for change in control situations under our Severance Plan
✘	No excise tax gross-up payments upon a termination after a change in control
✘	No repricing or exchange of “underwater” stock options without stockholder approval
✘	No minimum guaranteed vesting for performance-based equity awards

Key Fiscal Year 2022 Compensation Determinations
During fiscal year 2022, the Compensation Committee made the following compensation decisions:
•
Base Salary Increases: For fiscal year 2022, our Named Executive Officers received base salary increases intended to bring the base salaries of our executives closer to the median of our peer group data for their positions.

•
Continued Emphasis on Performance-Based Compensation: In fiscal year 2022, the Compensation Committee continued its practice of awarding the majority of total target compensation to the Named Executive Officers in the form of performance-based compensation. This emphasis on performance-based compensation is intended to align executive compensation with stockholder interests.

•
Below Target Annual Bonus Payouts for Fiscal Year 2022. As noted above, for fiscal year 2022, our executive annual cash bonus plan was tied primarily to the achievement of pre-established financial objectives related to revenue, operating income and annual bookings for such period. We also had an ESG component to our bonus plan which we fully achieved during the fiscal year. As described below in further detail, we achieved 78.2%, 0%, and 71.9% of target achievement with respect to our revenue, operating income and annual booking objectives, respectively, which resulted in our Named Executive Officers receiving $0 under the company’s executive officer bonus plan with respect to these metrics. Based on our performance for fiscal year 2022, each of our Named Executive Officers participating in the company’s executive officer bonus plan received an annual performance bonus equal to 5% of his or her targeted bonus amount.
•
Continued Use of Long-Term Incentive Compensation Program. The company’s long-term incentive compensation program consists of a mix of performance-based restricted stock unit awards (“PRSUs”), which vest based on the company’s achievement of specified financial metrics over a three-year performance period, and restricted stock awards, which vest in equal annual installments over a three-year vesting period. If the financial metrics associated with payouts are earned, the PRSUs will

EXECUTIVE COMPENSATION AND OTHER INFORMATION
settle in fully-vested shares of our common stock. In July 2021, the Compensation Committee granted time-based restricted stock awards and PRSUs to the Named Executive Officers with specified financial objectives for the cumulative three-year performance cycle comprising fiscal years 2022, 2023 and 2024.
•
Below Target Payouts under PRSUs for Fiscal Year 2020-Fiscal Year 2022 Performance Period. In June 2021, the Compensation Committee determined that the PRSUs for the three-year performance period comprising fiscal years 2020-2022 would be paid out at 34.4% of the applicable target for such awards based on the company’s financial performance over the performance period and our achievement relative to the financial metrics associated with such awards for the performance period.

Objectives of Our Executive Compensation Program
Our executive compensation program is designed to support our business goals and objectives by providing a link between the total compensation opportunities for our executive officers, including the Named Executive Officers, and the creation of long-term stockholder value. Specifically, our executive compensation program is designed to:
•
Attract, motivate and retain superior talent;

•
Ensure that compensation is commensurate with the company’s performance and stockholder returns;

•
Provide performance awards for the achievement of financial and strategic objectives that are important to our long-term growth; and

•
Ensure that our executive officers have financial incentives to achieve growth in stockholder value.

Our compensation program is designed to achieve these objectives through a combination of the following types of compensation: base salary; annual cash incentive bonus awards; performance-based restricted stock units that will settle in fully-vested shares of common stock for multi-year performance periods, restricted stock awards subject to time-based vesting over a multi-year period; and other employee benefits. Each of these compensation components serve our interests in different ways and together represent a comprehensive pay package that can reward both the short-term and long-term performance of the company and each individual Named Executive Officer. A majority of the compensation provided to the Named Executive Officers is based on our performance, which helps align the interests of our executive officers with those of stockholders in achieving long-term financial goals for our company. Each element of our executive compensation program is discussed in greater detail below.
The Compensation Committee does not affirmatively set out in any given year, or with respect to any given executive, to apportion compensation in any specific ratio among the various categories of compensation (i.e., cash and non-cash compensation, between short-term and long-term compensation, or between non-performance-based and performance-based compensation). Rather, the Compensation Committee uses the principles described above, and the factors described for each category in the discussion that follows, as a guide in assessing the proper allocation among those categories.
Compensation-Setting Process
The Compensation Committee is responsible for overseeing our executive compensation program, as well as determining and approving the ongoing compensation arrangements for our executive officers, including the non-CEO Named Executive Officers. The Compensation Committee reviews and recommends for approval to our full board of directors the compensation of our President and Chief Executive Officer.
Generally, annual base salary adjustments for our executive officers are determined within the first quarter of each fiscal year. Annual cash bonus payouts are made within 75 days of our fiscal year end to synchronize award determinations with the conclusion of our fiscal year and the review of fiscal year financial results. Historically, long-term incentive awards have been made at the discretion of the Compensation Committee. Compensation adjustments in connection with changes in duties and/or other material changes in the primary assumptions forming the basis of a compensation decision will continue to be made as required by circumstances throughout the fiscal year.
Role of Our Chief Executive Officer
Typically, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our executive officers (except with respect to his own compensation), including base salary levels, target annual cash bonus opportunities, long-term incentive performance compensation levels and equity awards, with the assistance of our human resources and finance departments. Our Chief Executive Officer also provides recommendations for the corporate financial objectives used in our annual cash bonus plan and long-term incentive compensation program. He supports his recommendations with competitive market data developed by our people and culture department, with

EXECUTIVE COMPENSATION AND OTHER INFORMATION
information provided by the Compensation Committee’s independent compensation consultant, and by reviewing the historical performance of each executive officer with the Compensation Committee. Although the Compensation Committee carefully considers the recommendations of our Chief Executive Officer when determining the compensation of our executive officers, it bases its decisions on the collective judgment of its members after considering the input of its independent compensation consultant and any relevant supporting data.
While our Chief Executive Officer generally attends meetings of the Compensation Committee, the committee meets outside the presence of our Chief Executive Officer when discussing his compensation.
Decisions regarding executive officers’ compensation are generally made by the Compensation Committee, subject to the approval of our board of directors.
The Compensation Committee may delegate and grant authority to our Chief Executive Officer and/or a committee of executive officers to grant option awards under the company’s equity incentive plan to the employees holding positions below the level of Vice President.
Role of Compensation Consultant
The Compensation Committee is authorized to retain the services of executive compensation advisors, as it sees fit, in connection with its oversight of our executive compensation program. In fiscal year 2022, the Compensation Committee engaged Pay Governance, a national compensation consulting firm, to provide executive compensation advisory services, including an executive officer compensation assessment.
The Compensation Committee considered the independence of Pay Governance consistent with the requirements of Nasdaq. Further, as required under Item 407(e)(3) of Regulation S-K, the Compensation Committee conducted a conflicts of interest assessment and determined that there is no conflict of interest resulting from retaining Pay Governance. The Compensation Committee intends to reassess the independence of its compensation advisors at least annually.
Competitive Market Data
Each year, the Compensation Committee reviews the executive compensation practices of a group of companies in relevant industry sectors determined to be comparable to us based on their business size and public company status. In May 2021, with the assistance of Pay Governance, the Compensation Committee approved the following group of peer companies to include in a competitive market analysis of executive officer compensation for the company’s fiscal year 2022:
ADTRAN, Inc.
Aerojet Rocketdyne Holdings, Inc.
Ambarella, Inc.
Astronics Corporation
Axon Enterprise, Inc.
Casa Systems, Inc.
Ducommun Incorporated
EchoStar Corporation
FLIR Systems, Inc.
iRobot Corporation
Kaman Corporation
Kratos Defense & Security Solutions, Inc.
Mercury Systems, Inc.
nLIGHT, Inc.
QinetiQ Group plc
On advice from Pay Governance, the Compensation Committee approved this updated peer group reflecting changes to the fiscal year 2021 peer group to take into account the company’s larger size and scope as a result of the Company’s acquisitions of Arcturus UAV, Inc., Telerob GmbH and the Intelligent Systems Group of Progeny Corporation. At the time of the selection of the peer group, the company was close to the peer group 50th percentile in terms of market capitalization and somewhat below the peer group median in terms of revenue. The specific companies were from relevant industries and within a range of company scope (primarily revenue and market capitalization) that we believe is appropriate for benchmarking executive compensation. The Compensation Committee reviews the peer group each year to ensure the group is sufficiently robust to produce meaningful compensation data for executive compensation evaluation purposes. We believe the peer group includes companies with which we compete for business, executive talent and/or investment dollars.
After identifying our peer group, the Compensation Committee’s independent compensation consultant conducts a compensation survey of the peer group to assess the competitiveness of our compensation programs. Where proxy data is not available, survey data for companies of comparable scope to the company are used.
We believe that by utilizing publicly available peer group data, we are able to develop an appropriate set of competitive data for use in making compensation decisions. The Compensation Committee uses the information derived from this review in two ways: to assist it in determining the appropriate level and reasonableness of total compensation, as well as each separate component of compensation, for our

EXECUTIVE COMPENSATION AND OTHER INFORMATION
executive officers and to ensure that the compensation we offer to them is competitive and fair.
The Compensation Committee does not establish compensation levels based directly on benchmarking, although, it does target a Named Executive Officer’s overall target compensation to the market median. The Compensation Committee relies on the judgment of its members in making compensation decisions regarding base salaries, target bonus levels and long-term equity incentive awards. In addition to competitive market data, in making its compensation decisions, the Compensation Committee also considers an executive officer’s position, tenure with the company, individual and organizational performance, our retention needs, and internal pay equity. The Compensation Committee does not guarantee that any executive will receive a specific market-derived compensation level.
Executive Compensation Program Components
The following describes each component of our executive compensation program, the rationale for each, and how compensation amounts are determined.
Base Salary
We use base salaries to provide our executive officers, including the Named Executive Officers, with a fixed amount of compensation for their regular work. The Compensation Committee generally reviews the base salaries of our executive officers at the beginning of each fiscal year, as well as in connection with promotions or other changes in responsibilities. Base salary adjustments generally go into effect within the first quarter of each fiscal year. Base salary adjustments are based on an evaluation of peer company data provided by the Compensation Committee’s independent compensation consultant, an executive officer’s position, tenure with our company, experience with other companies, individual and organizational performance, our retention needs, and internal pay equity.
The Compensation Committee has adopted a general approach of compensating our executive officers with base salaries commensurate with the experience and expertise of the individual executive and competitive with the median base salaries of executives holding comparable positions among our peer group. The Compensation Committee will take into account the base salaries of comparable executives in our peer group in setting base salaries for our executive officers and may approve increases in base salaries of the relevant executive officers to move them closer to the median of our peer group data for their positions, although such approved base salaries may remain below the median.
In light of the considerations discussed above, for fiscal year 2022, the Compensation Committee increased the base salaries of our Named Executive Officers as follows:
Named Executive Officer	2022 Salary ($)	Increase Over 2021 (%)
Wahid Nawabi	750,000	19.1
Kevin McDonnell	450,000	12.5
Kenneth Karklin1	450,000	12.5
Melissa Brown	400,000	17.7
Alison Roelke2	310,000	14.8

1.
Mr. Karklin’s employment with the company ceased effective April 22, 2022.

2.
Ms. Roelke’s employment with the company ceased effective May 12, 2022.

We believe that the base salaries paid to our Named Executive Officers during fiscal year 2022 helped to achieve our executive compensation objectives and are competitive with the salaries of the executives holding comparable positions based on the competitive market data provided by Pay Governance based on our peer group.
Annual Cash Bonuses
We believe that a significant portion of overall target compensation of our executive officers, including the Named Executive Officers, should be “at risk” (that is, contingent upon the successful implementation of our annual operating plan). Annual cash bonuses represent a portion of this “at risk” compensation. We use these annual cash bonus opportunities to motivate our executive officers to achieve our short-term financial imperatives and our ESG priorities while making progress toward our longer-term growth and other goals.
At the end of the fiscal year, the Compensation Committee determines whether to pay cash bonuses to our executive officers, including the Named Executive Officers, based on our financial results relative to the corporate financial objectives established by the Compensation Committee at the beginning of the relevant fiscal year and such other factors as the Compensation Committee may determine in its discretion.
Setting Target Bonus Levels
Initially, the Compensation Committee establishes a “target bonus level” for each non-CEO executive officer and recommends for approval to the board a “target bonus level” for our President and Chief Executive

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Officer. In setting and recommending these target bonus levels, the Compensation Committee considers the cash compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group. Generally, the Compensation Committee sets and recommends the target bonus levels so that, assuming achievement of the corporate financial objectives and the ESG component at targeted levels, total annual cash compensation will be competitive with the market median and when above target performance occurs, total cash compensation will be above the median of total cash compensation level of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group. The Compensation Committee believes that this approach is consistent with the high level of growth generally reflected in the corporate performance objectives applicable to the annual bonus determinations.
For fiscal year 2022, the Compensation Committee established the target bonus levels for the Named Executive Officers at the levels indicated in the table below, except for the President and Chief Executive Officer whose target bonus level was recommended by the Compensation Committee and established by the board:

Named Executive Officer	Target Bonus Level	Percentage of Base Salary
Wahid Nawabi	$750,000	100.0%
Kevin McDonnell	$315,000	70.0%
Kenneth Karklin	$315,000	70.0%
Melissa Brown	$240,000	60.0%
Alison Roelke	$170,500	55.0%
Establishing Performance Measures
At the beginning of each fiscal year, the Compensation Committee identifies one or more corporate financial performance measures and establishes a specific performance target level for each such measure for purposes of calculating the bonus for each executive officer. Threshold, target and maximum levels of performance are established for each corporate financial performance measure. In the event that the threshold performance level for any corporate financial performance measure is not met, then no credit will be given with respect to the portion of the annual bonus attributable to that corporate financial performance measure. For fiscal year 2022, in addition to establishing corporate financial performance measures, the Compensation Committee determined to establish an ESG metric for purposes of calculating the bonus payable to each executive officer, as described in more detail below.
Reviewing Performance Results
At the end of the fiscal year, the Compensation Committee reviews our actual performance against the target levels set for each of the corporate financial performance measures established at the beginning of the year. The Compensation Committee also reviewed the achievement of the pre-established performance metric for the ESG component, which for fiscal year 2022 required a specified portion of the company’s employees to complete unconscious bias training.
In no event may an executive officer’s annual cash bonus payout exceed his or her maximum permissible bonus as established by the Compensation Committee.
Fiscal Year 2022 Bonuses.
The Compensation Committee selected revenue, operating income and annual bookings as the corporate financial performance measures for the annual bonus plan for our executives based on the recommendation of our Chief Executive Officer and after reviewing the company’s annual operating plan for fiscal year 2022 and the company’s long-term strategic plan. In order for any bonus to be paid tied to the corporate financial metrics, the company was required to achieve the pre-determined thresholds for both revenue and operating income. The targeted corporate financial goal for revenue was above the range of public guidance provided by the company for revenue at the beginning of fiscal year 2021. The Compensation Committee weighted the three financial performance goals as follows for the total potential bonus payout: 15% for annual bookings; 40% for revenue; and 40% for operating income.

EXECUTIVE COMPENSATION AND OTHER INFORMATION
Weighting for Fiscal 2022 Annual Bonus Plan Goals
Weighting
Revenue	40%
Operating Income	40%
Annual Bookings	15%
ESG Performance Goal	5%
The Compensation Committee implemented a formulaic sliding scale for the corporate financial performance goals that provides for a 0% payout for the target bonus amount tied to such goals if we do not meet established minimum levels for both revenue and operating income (but not annual bookings) and for a 200% of target payout if we achieve maximum performance under each of the three financial performance metrics as set forth in the table below and fully achieve the ESG performance goal. Therefore, in order to receive any bonus payout on the financial metrics portion of the bonus, we were required to achieve both the minimum revenue and operating income levels (but not the minimum level for annual bookings) established by the Compensation Committee for the bonus plan. The ESG performance metric represented 5% of the total potential bonus payout for fiscal year 2022 and the achievement and payout was not tied to the achievement of the financial metrics.
Below are the corporate financial performance goals established by the Compensation Committee for each Named Executive Officer in June 2021:
Scaled Adjustment of Target Annual Cash Bonus Amounts Based on Total Financial Performance
	Minimum	Target (100% Payout)	Superior (150% Payout)	Maximum (200% Payout)
	($ in millions)
Revenue	513.0	570.0	712.5	855.1
Operating Income	21.6	43.1	53.9	64.7
Annual Bookings	538.8	598.7	748.4	898.1
Below is the actual performance with respect to each goal compared to the target level for each of these goals established by the Compensation Committee for each Named Executive Officer in June 2021:
Percentage of Achievement of Performance Goals
Performance Goal	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Payout Percentage	Weighting	Weighted Payout Percentage
Revenue	570.0	445.7	78.2%	0.0%	15.0%	0.0%
Operating Income (loss)	43.1	(9.9)	0.0%	0.0%	40.0%	0.0%
Annual Bookings	598.7	430.5	71.9%	0.0%	40.0%	0.0%
Based on the company’s achievement relative to the corporate performance goals, our executive officers who participated in our executive annual bonus plan received a total payout of 5% of their fiscal 2022 target bonus, which represented the full achievement of the ESG performance metric under the fiscal year 2022 bonus plan.
Long-Term Incentive Compensation
We use equity awards to motivate our executive officers, including the Named Executive Officers, to increase the long-term value of our common stock and, thereby, to align the interests of our executive officers with those of our stockholders. These equity awards are intended to further our success by ensuring that sustainable value creation is a key factor in our executive officers’ management of our business.
The size and form of these equity awards is determined by the Compensation Committee in its discretion. As described below, we grant equity awards in the form of restricted stock and PRSUs to our Named Executive Officers as part of our long-term incentive compensation program. We use the restricted stock and PRSUs as long-term incentives because they reward our executive officers for superior financial performance, but also encourage executive retention as these awards vest over multiple years and can maintain value even during periods when there is volatility in our stock price.
In making equity awards to our executive officers, the Compensation Committee considers various factors, including, but not limited to, the recommendations of our Chief Executive Officer, the role and responsibilities

EXECUTIVE COMPENSATION AND OTHER INFORMATION
of the executive officer, past performance, future planned contributions, and prior equity awards.
As noted above, the Compensation Committee has the discretion to determine which executive officers will receive equity awards, as well as the amount of any such awards. Typically, the Compensation Committee approves equity award grants only on the dates of its regularly-scheduled committee meetings, without regard to the timing of the release of material information about us.
Each year, the Compensation Committee will set a total long-term incentive compensation amount for each Named Executive Officer, with the percentage allocation between time-based and performance-based awards determined by the Compensation Committee. In setting these total long-term incentive compensation amounts and the financial metric achievement levels for the PRSUs, the Compensation Committee considers the overall compensation of executives holding comparable positions based on the competitive market data provided by its independent compensation consultant based on our peer group.
Generally, the Compensation Committee will set the annual total award amount so that, assuming the full vesting of each restricted stock award and target vesting for the PRSU for the applicable performance period, the total compensation for our Named Executive Officers would be comparable with similarly situated executives at the companies in our peer group.
The Compensation Committee may also grant equity awards to our executive officers in connection with a commencement of employment, promotion or as special incentives where appropriate, in which case the percentage allocations of the awards granted to an executive officer may vary from those listed below for our annual long-term incentive award program. No promotional or special incentive awards were granted in fiscal 2022.
The program consists of a mix of the following:
•
Performance-based Restricted Stock Unit Awards (“PRSUs”) (Approximately 65% of Annual Total Long-Term Incentive Compensation Award Value): PRSUs will vest, if at all, based on the company’s achievement of financial performance metrics established by the Compensation Committee at the time of grant. These metrics are established for a cumulative three-year period. At the time of grant, the Compensation Committee establishes a target achievement level for each of the financial performance metrics associated with the PRSU, at which level the PRSU would vest at 100% for such metric. The Compensation Committee also established a threshold achievement level for each metric for which the PRSU would vest at 50% of target for such metric and a maximum achievement level for which the PRSU would vest at 250% of target for such metric. Achievement below the threshold level of any financial metric would result in no payout for the portion of the PRSU tied to that financial metric. At the end of the applicable three-year performance period and the Compensation Committee’s certification of the company’s achievement percentage for each financial measure associated with the PRSU, the award will vest and fully-vested shares of the company’s common stock will be issued based on the achievement of the financial metrics. A Named Executive Officer is required to be employed on the last day of the applicable three-year performance period in order to be eligible to receive such awards following the Compensation Committee’s certification of the company’s achievement of such awards.
•
In the event of a change in control prior to the last day of the three-year performance period, the number of PRSUs in which a Named Executive Officer will be eligible to vest will be equal to the greater of (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the hypothetical shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination.

•
Time-Based Restricted Stock Awards (Approximately 35% of Annual Total Long-Term Incentive Compensation Award Value): Restricted stock awards will vest in three annual equal installments beginning approximately one year after the date of grant.

Performance-based Restricted Stock Unit Awards for the FY2022-FY2024 Performance Period. In July 2021, the Compensation Committee granted PRSUs to the Named Executive Officers. The PRSUs will vest based on the company’s achievement of cumulative revenue and non-GAAP adjusted operating profit targets for fiscal years 2022, 2023 and 2024 (such period of time is referred to as the FY2022-FY2024 Performance Period). Adjusted operating profit is defined as operating income less acquisition-related

EXECUTIVE COMPENSATION AND OTHER INFORMATION
deal and integration costs, intangible amortization expenses and expenses resulting from any accruals related to settlement of litigation with Webasto Charging Systems. Set forth below is a list of the Named Executive Officers who were granted PRSUs for the FY2022-FY2024 Performance Period, the target number of PRSUs and the maximum number of PRSUs subject to each such award. The terms of these awards are consistent with the terms of the PRSUs described above.
Time-Based Restricted Stock Awards. Under our long-term incentive compensation program, in
July 2021, the Compensation Committee issued time-based restricted stock awards to our Named Executive Officers. The restricted stock awards vest in three equal annual installments with the first vesting on July 11, 2022. Set forth below is a list of the Named Executive Officers who were issued restricted stock awards in July 2021 and the number of shares underlying such awards. Restricted stock awards granted in connection with a commencement of employment, promotion or other special circumstances may have different vesting terms.

July 2021 Long-Term Incentive Compensation Awards to the Named Executive Officers
Name	Title	RSAs (#)	Target PRSUs (#)	Maximum PRSUs (#)	% of Total Long-Term Award Allocated to Performance
Wahid Nawabi	President and Chief Executive Officer	9,404	17,465	43,662	65.0%
Kevin McDonnell	Senior Vice President and Chief Financial Officer	4,030	7,485	18,712	65.0%
Ken Karklin1	Senior Vice President and Chief Operating Officer	4,030	7,485	18,712	65.0%
Melissa Brown	Vice President and General Counsel	1,863	3,459	8,647	65.0%
Alison Roelke2	Vice President and Chief People Officer	888	1,650	4,125	65.0%

1.
Mr. Karklin’s employment with the company ceased effective April 22, 2022. These awards were forfeited as of such date.

2.
Ms. Roelke’s employment with the company ceased effective May 12, 2022. These awards were forfeited as of such date.

For these awards, the Compensation Committee allocated approximately 65% of the total long-term incentive compensation amounts for each Named Executive Officer to the PRSU performance-based awards.
Payout of Performance-based Restricted Stock Units for the FY2020-FY2022 Performance Period. Following the completion of fiscal year 2022, the Compensation Committee calculated the company’s three-year cumulative revenue and operating income for the FY2020-2022 performance period by adding the company’s revenue and operating income from continuing operations for fiscal years 2020-2022. Based on these calculations, the Compensation
Committee determined that the FY2020-2022 Performance Period PRSUs vested at 34.4% of target based on our financial performance for the FY2020-2022 Performance Period. Below is the actual performance with respect to the revenue and operating income from operations compared to the target levels for each of these financial metrics established by the Compensation Committee in June 2019 for the PRSUs for the FY2020-2022 Performance Period.

Percentage of Achievement of Financial Metrics for FY2020-2022 Performance
Period
Performance Goal	Performance Goal Minimum ($ in millions)	Performance Goal Target ($ in millions)	Actual Performance ($ in millions)	Percentage of Achievement	Payout Percentage	Weighting	Total Percentage Payout
Revenue	1,144.3	1,313.2	1,207.9	92.0%	68.8%	50.0%	34.4%
Operating Income	114.4	153.2	80.6	52.6%	0.0%	50.0%	0.0%
							34.4%

EXECUTIVE COMPENSATION AND OTHER INFORMATION
The Compensation Committee then calculated final payouts for the PRSUs for the FY2020-FY2022 Performance Period for the Named Executive Officers eligible for such vesting as follows:
Name	Title	Target PRSUs (#)	% Payout	Shares of Common Stock Issued (#)
Wahid Nawabi	President and Chief Executive Officer	19,464	34.4%	6,695
Melissa Brown	Vice President, General Counsel & Chief Compliance Officer	2,862	34.4%	984
Alison Roelke	Former Vice President and Chief People Officer	704	34.4%	242
Other Compensation Practices
Employee Benefit Plans
We maintain various broad-based employee benefit plans for our employees. Except as described below, our executive officers, including the Named Executive Officers, participate in these plans on the same terms as other eligible employees, subject to any applicable limits on the amounts that may be contributed on behalf of or paid to our executive officers under these plans.
We have established a tax-qualified 401(k) retirement savings plan for our salaried U.S. employees who satisfy certain eligibility requirements. We intend for this plan to qualify under Section 401(a) of the Internal Revenue Code (the “Code”) so that contributions by participants to the plan, and income earned on plan contributions, are not taxable to participants until withdrawn from the plan. Pursuant to the 401(k) plan, in the case of participants who contribute a portion of their annual base salary to the plan, we provide a matching contribution of up to 5.75% of such annual base salary. The matching contributions made to the accounts of the Named Executive Officers during fiscal year 2022 are set forth in the Summary Compensation Table below.
We also maintain other benefit plans for our employees, which include medical and dental benefits, medical and dependent care flexible spending accounts, long-term disability insurance, accidental death and dismemberment insurance, and basic life insurance coverage. Except as noted in the following sentences, these benefits are provided to our executive officers on the same general terms as to all of our salaried U.S. employees. Certain employees receive higher disability insurance benefits than other employees based on a threshold base compensation level. Our executive officers, including the Named Executive Officers, receive higher life, accidental death, and dismemberment insurance benefits than our other employees.
We design our employee benefit programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices.
We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. From time to time, however, we have provided perquisites to certain of our executive officers to ensure that their compensation packages are competitive. As described above, in fiscal year 2022, we provided our executive officers with life, accidental death, and dismemberment insurance benefits in an amount exceeding that offered to our non-executive employees. We also pay for travel and hospitality for family members of executives to accompany such officers to an offsite board meeting. We also paid for the cost of home security systems monitoring for Ms. Brown. We also provided tuition reimbursement during 2022 for Mr. McDonnell.
None of our Named Executive Officers received aggregate perquisites in excess of $10,000 in fiscal year 2022.
Severance Plan
We maintain the AeroVironment, Inc. Executive Severance Plan (the “Severance Plan”). Each of our Named Executive Officers is subject to the Severance Plan, which provides for the payment of certain benefits to the officer in connection with a change in control and/or the termination of the officer’s employment.
The Compensation Committee approved the Severance Plan to ensure our Named Executive Officers continue their employment with us if there is a change of control, or a threatened change in control transaction, and to maintain a competitive total compensation program. Pay Governance LLC, the Compensation Committee’s independent compensation consultant, advised the Compensation Committee on market and best practices in the development of the Severance Plan, including providing information regarding plans in place for executives at companies in our peer group at the time of the Severance Plan’s adoption. The Severance Plan has a double trigger mechanism pursuant to which

EXECUTIVE COMPENSATION AND OTHER INFORMATION
benefits are paid if the officer is terminated by the company without cause or the officer voluntarily terminates his or her employment for good reason within 18 months following a change in control event, or in certain circumstances, within 3 months prior to a change in control event. The Severance Plan also provides for the provision of certain severance benefits if an officer’s employment is terminated by the company other than for cause during their eligibility under the Severance Plan and not in connection with a change of control transaction. For additional information on our Severance Plan, see below on page 58 under “Severance Plan.”
Stock Ownership Guidelines for Executive Officers
To further link the long-term economic interests of our executive officers directly to that of our stockholders, our board of directors has adopted stock ownership guidelines for the executive officers. The guidelines provide that the company’s executive officers are expected to, within five years of the later of the date of the board’s adoption of the guidelines on August 6, 2013 or the date on which such person is appointed to his or her position, own shares of the company’s common stock with a market value of no less than four times current annual base salary with respect to our Chief Executive Officer and no less than two times current annual base salary with respect to the other executive officers. The company determines progress toward meeting the applicable ownership thresholds and ongoing compliance with the guidelines on the last day of each fiscal year. The table below shows each executive’s equity ownership in the company as a multiple of salary and the minimum ownership level required pursuant to these guidelines for each of our current executive officers as of April 30, 2022:

Name	Dollar Value of Equity Ownership as a Multiple of Base Salary ($)1	Minimum Ownership Level Required as a Multiple of Base Salary
Wahid Nawabi	8.5x	4x
Kevin McDonnell2	0.3x	2x
Melissa Brown3	1.2x	2x
Alison Roelke4	0.3x	2x

1.
For each executive, calculated by dividing (a) the sum of  (1) the aggregate number of shares of vested and unrestricted common stock held by such executive, multiplied by the closing price of  $80.32 per share of our common stock on April 29, 2022, the last trading day of fiscal year 2022, plus (2) the amount by which the market value of the shares of common stock underlying vested stock options held by such executive exceeds the exercise price of such stock options, if any, by (b) such executive’s base salary.

2.
Mr. McDonnell was appointed as our Chief Financial Officer effective February 10, 2020. He has until February 10, 2025 to satisfy the minimum ownership level required under our stock ownership guidelines.

3.
Ms. Brown was appointed as an executive officer on September 28, 2017. She has until September 28, 2022 to satisfy the minimum ownership level required under our stock ownership guidelines.

4.
Ms. Roelke’s employment with the company ended on May 12, 2022.

Compensation Recovery Policy
We have implemented an incentive compensation “clawback” policy under which our board of directors may require reimbursement or forfeiture of incentive compensation from an executive officer in the event the officer’s wrongdoing later is determined by our board of directors to have resulted in a material negative restatement of the company’s financial results. We believe that by providing the company with the appropriate power to recover incentive compensation paid to an executive officer in this situation, the company further demonstrates its commitment to strong corporate governance. This compensation recovery policy is in addition to any policies or recovery rights that are provided under applicable laws, including the Sarbanes-Oxley Act and the Dodd-Frank Act.
Under our compensation recovery policy, if the board of directors determines that a material negative financial restatement was caused by an executive officer’s gross negligence or willful misconduct, it may require reimbursement from the executive officer for vested incentive compensation and/or the forfeiture of unvested or unpaid incentive compensation. The amount of vested compensation that may be recovered is the portion of any bonus paid to, and any performance-based equity awards earned by, the executive officer that the executive officer would not have received if the company’s financial results had been reported properly. The right to cause a forfeiture or recovery of incentive compensation applies to incentive compensation awarded, vested and/or paid during the two years prior to the date on which the company is required to prepare an accounting restatement.
Post-Vesting Stock Retention Guidelines
The company has adopted post-vesting stock retention guidelines, which require executives to hold

EXECUTIVE COMPENSATION AND OTHER INFORMATION
50% of any net after-tax shares issued upon the vesting of equity awards until their required stock ownership levels are achieved.
Insider Trading and Anti-Hedging and Anti-Pledging Policies
The company’s insider trading policies contain stringent restrictions on transactions in company stock by executive officers. All trades by executive officers must be pre-cleared. Furthermore, no executive officer may use any strategies or products (including derivative securities, such as put or call options, or short-selling techniques) to hedge against potential changes in the value of our common stock. Additionally, executive officers may not pledge company stock as collateral or hold any shares of company stock in a margin account.
No Tax Gross-Ups
We do not provide tax gross-ups with regard to any compensation, benefit or perquisite paid by us to our Named Executive Officers.
Independent Compensation Consultant
With regard to executive compensation matters, the Compensation Committee is advised by Pay Governance, its independent compensation consultant.
Say-on-Pay Votes
In September 2021, we held a stockholder advisory vote on the compensation of our Named Executive Officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our Named Executive Officers, with over 98% of stockholder votes cast in favor of our 2021 say-on-pay resolution (excluding abstentions and broker non-votes). As we have evaluated our compensation practices and talent needs since that time and during fiscal year 2022, we were mindful of the strong support our stockholders expressed for our compensation program. As a result, following our annual review of our executive compensation program, the Compensation Committee decided to generally retain our existing approach to executive compensation for our continuing executives, with an emphasis on short- and long-term incentive compensation that rewards our senior executives when they deliver value for our stockholders, and continue the practice first established during fiscal year 2019 of removing individual performance from consideration under our annual bonus plan. At this 2022 annual meeting of stockholders, the stockholders will vote, on a non-binding advisory basis, on the compensation of our Named Executive Officers. The Compensation Committee and board of directors value stockholder opinions and will take into account the outcome of this year’s advisory vote in making future decisions on executive compensation.
In addition, when determining how often to hold a stockholder advisory vote on the compensation of our Named Executive Officers, the board of directors took into account the strong preference for an annual vote expressed by our stockholders at our 2017 annual meeting. Accordingly, in 2017 the board of directors determined that we would hold an advisory stockholder vote on the compensation of our Named Executive Officers every year until the next say-on-pay frequency vote.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Generally, Section 162(m) of the Code disallows a tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to its “covered employees.”
The Compensation Committee believes that stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in constructing compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee reserves the right to approve elements of compensation for certain officers that are not fully deductible in the future in appropriate circumstances.
Taxation of  “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the company that exceeds certain prescribed limits, and that we, or our successor, may forfeit a deduction on the amounts subject to this additional tax. We did not provide any executive officer, including any Named Executive Officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G or 4999 of the Code during fiscal year 2021 and we have not agreed and are not otherwise obligated to provide any Named Executive Officer with such a “gross-up” or other reimbursement.
Accounting for Stock-Based Compensation
We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based compensation awards. ASC Topic 718 requires companies to calculate the

EXECUTIVE COMPENSATION AND OTHER INFORMATION
grant date “fair value” of their stock-based awards using a variety of assumptions. This calculation is performed for accounting purposes and reported in the compensation tables below, even though recipients may never realize any value from their awards. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based awards in their income statements over the period that an employee is required to render service in exchange for the award.
Risk Oversight of Compensation Programs
In February 2022, Pay Governance conducted a risk assessment of our executive compensation policies and practices. Based on this assessment, Pay Governance concluded that none of our executive compensation programs and features are likely to cause material adverse harm to the company. Our compensation policies and practices for the rest of our employees does not differ significantly from the compensation policies and practices of our non-executive employees and management assessed such non-executive programs and similarly concluded that none of our non-executive compensation programs are likely to cause material harm to the company. We believe that our compensation programs have been appropriately designed to attract and retain talent and properly incent our employees while ensuring that they do not encourage excessive risk taking. We further believe that we have an effective system of controls and procedures in place to ensure that our employees, including our executive officers, are not encouraged to take unnecessary or excessive risks in managing our business. In addition, our compensation recovery policy provides our board of directors with an additional risk mitigation tool by allowing the board to hold employees accountable for improper actions that run counter to the company’s objectives or inflate incentive compensation payable to executives. Likewise, our stock ownership guidelines for executives help to further align executive interests with those of stockholders and provide an additional risk mitigation tool.
In reaching this conclusion, we note the following policies and practices that are intended to enable us to effectively monitor and manage the risks associated with our compensation programs:
•
Most of our incentive compensation plans, including our annual cash bonus program, permit the Compensation Committee to exercise its discretion to select performance measures and set target levels, monitor performance and determine final payouts;

•
Each of our compensation programs is subject to oversight by a broad-based group of functions within the company, including people & culture, finance and legal, and at multiple management levels within the company;

•
Employee compensation reflects a balanced mix of programs that focus our employees on achieving both short-term and long-term goals and that provide a balanced mix of fixed and variable compensation;

•
There are caps on the maximum payouts available under certain programs, including our annual cash bonus program and our long-term incentive program;

•
Amounts of actual cash bonuses tied to performance are paid based upon multiple performance objectives, reducing the risk associated with any single indicator of performance; and

•
Equity awards granted to employees are subject to multi-year, service-based and/or performance-based vesting conditions.

The Compensation Committee discussed the findings of the risk assessments with Pay Governance and company management. Based upon these assessments, we believe that our compensation policies and practices do not encourage unnecessary or excessive risk taking and are not reasonably likely to have a material adverse effect on the company.

EXECUTIVE COMPENSATION TABLES
EXECUTIVE COMPENSATION TABLES
Summary Compensation Table

The following table sets forth the compensation paid to or earned by (a) each person who served as Chief Executive Officer or Chief Financial Officer during fiscal year 2022, (b) the two most highly compensated executive officers other than the Chief Executive Officer and Chief Financial Officer who were serving as executive officers at the end of fiscal year 2022 whose compensation exceeded $100,000; and (c) one individual who served as an executive officer during fiscal year 2022 but was not serving as an executive officer at the end of fiscal year 2022 (collectively, the “Named Executive Officers”).
Name and Principal Positions	Year	Salary ($)	Bonus ($)1	Stock Awards ($)2	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)3	All Other Compensation ($)4	Total ($)
Wahid Nawabi President and Chief Executive Officer	2022	821,8925	—	2,645,306	—	37,500	19,570	3,524,268
	2021	632,319	199,080	1,333,024	—	336,433	23,917	2,524,773
	2020	606,941	212,500	1,673,402	—	546,294	17,807	3,056,944
Kevin McDonnell Senior Vice President and Chief Financial Officer	2022	450,008	—	1,133,675	—	15,750	10,660	1,610,093
	2021	401,543	79,000	269,917	—	133,505	12,976	896,941
	2020	92,309	2,500	249,981	—	75,000	1,151	420,941
Kenneth Karklin6 Former Senior Vice President and Chief Operating Officer	2022	441,354	—	1,133,675	—	—	15,004	1,590,033
	2021	401,255	79,000	269,917	—	133,505	17,422	901,099
	2020	356,2217	72,500	319,882	—	182,098	15,066	945,767
Melissa Brown Vice President, General Counsel, Chief Compliance Officer & Secretary	2022	400,870	—	523,961	—	12,000	14,051	950,882
	2021	342,003	58,460	172,063	—	98,794	16,982	688,302
	2020	353,2517	63,750	246,059	—	159,336	17,881	840,277
Alison Roelke8 Former Vice President and Chief People Officer	2022	310,003	—	249,871	—	8,525	19,011	587,410
	2021	270,955	34,128	107,982	—	57,674	17,512	488,251
	2020	280,5337	27,000	148,187	—	81,300	18,890	555,909

1.
For all years except fiscal year 2022, this column reflects the discretionary portion of the cash bonuses paid to the Named Executive Officers under our annual executive cash bonus plan during the applicable fiscal year. For fiscal year 2020, the amount also includes a special bonus of  $2,500 that was given to all similarly situated company employees employed as of the end of the applicable fiscal year.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 14 and 15 to the financial statements included in our annual report on Form 10-K for our fiscal year ended April 30, 2022, as filed with the SEC. The amounts shown in the table do not necessarily reflect the actual value that may be received by the Named Executive Officers. The value reported for PRSUs granted in the applicable fiscal year reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 101.2%, 50.0%, and 97.6% of the target levels for the fiscal year 2022, fiscal year 2021, and fiscal year 2020 awards, respectively.

EXECUTIVE COMPENSATION TABLES
The full grant date fair value of the PRSUs granted in our 2022 fiscal year, assuming that the highest level of performance will be achieved in each case, is set forth in the table immediately below. For more information about the PRSU awards granted to the Named Executive Officers during fiscal year 2022, please see the Grants of Plan Based Awards Tables below.
Name	Grant Date Fair Value of PRSUs Granted in July 2021 for FY 2022-2024 Performance Period ($)
Wahid Nawabi	4,265,341
Kevin McDonnell	1,827,975
Kenneth Karklin	1,827,975
Melissa Brown	844,725
Alison Roelke	402,971

3.
This column reflects the portion of the cash bonuses paid to the Named Executive Officers under our annual executive cash bonus plan for performance relative to the company financial and other objectives during the applicable fiscal year.

4.
For fiscal year 2022 the amounts of all other compensation include (a) our matching contributions to the 401(k) Plan and (b) life insurance premiums. The amounts for 401(k) matching contributions and life insurance premiums are below; none of our Named Executive Officers received aggregate perquisites in excess of  $10,000 in fiscal year 2022.

Name	Year	401(k) Matching Contributions	Life	Total
Wahid Nawabi	2022	18,328	1,242	19,570
Kevin McDonnell	2022	7,096	3,564	10,660
Kenneth Karklin	2022	13,810	1,194	15,004
Melissa Brown	2022	13,428	623	14,051
Alison Roelke	2022	18,201	810	19,011

5.
Includes a vacation cash out of unused vacation of  $72,116.

6.
Mr. Karklin’s employment with the company ended effective April 22, 2022.

7.
Includes a vacation cash out in connection with the individuals transitioning to the company’s new discretionary paid time off program in the following amounts: Mr. Karklin, $30,424; Ms. Brown, $26,344; and Ms. Roelke, $29,759.

8.
Ms. Roelke’s employment with the company ended effective May 12, 2022.

EXECUTIVE COMPENSATION TABLES
Grants of Plan-Based Awards
The following table provides information with respect to plan-based awards granted to the Named Executive Officers during fiscal year 2022.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)2
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)1	Target (#)1	Maximum (#)1
Equity Awards
Wahid Nawabi	7/2/213	—	—	—	—	—	—	9,4044	918,677
Wahid Nawabi	7/2/213	—	—	—	8,732	17,465	43,662	—	1,726,630
Kevin McDonnell	7/2/213	—	—	—	—	—	—	4,0304	393,691
Kevin McDonnell	7/2/213				3,742	7,485	18,712		739,984
Kenneth Karklin5	7/2/213	—	—	—	—	—	—	4,0304	393,691
Kenneth Karklin5	7/2/213	—	—	—	3,742	7,485	18,712	—	739,984
Melissa Brown	7/2/213	—	—	—	—	—	—	1,8634	181,996
Melissa Brown	7/2/213	—	—	—	1,729	3,459	8,647	—	341,965
Alison Roelke6	7/2/213	—	—	—	—	—	—	8884	86,749
Alison Roelke6	7/2/213	—	—	—	825	1,650	4,125	—	163,123
Annual Executive Cash Bonus Plan7
Wahid Nawabi		393,750	750,000	1,462,500	—	—	—	—	—
Kevin McDonnell		165,375	315,000	614,250
Kenneth Karklin5		165,375	315,000	614,250	—	—	—	—	—
Melissa Brown		126,000	240,000	468,000	—	—	—	—	—
Alison Roelke		89,513	170,500	332,475

1.
Represents number of shares of common stock issuable at threshold, target and maximum achievement levels for each of the Named Executive Officers under PRSUs for the FY2022-FY2024 Performance Period (issued on July 2, 2021). The determinations of the shares of common stock that will be issuable to the Named Executive Officers following completion of the performance period upon settlement of the PRSUs are described in the Compensation Discussion and Analysis section above. The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of the performance period will be based on our performance relative to the financial goals for the performance period. Threshold, target and maximum numbers assumes achievement of each of the financial metrics for the applicable performance period at the threshold, target and maximum levels, respectively.

2.
The value of the stock awards equals their grant date fair value as computed in accordance with ASC Topic 718 and, with respect to the PRSUs, was determined based on the probable achievement of the applicable performance objectives as of the grant date. For additional information regarding the valuation assumptions used in the calculation of these amounts, refer to Notes 14 and 15 to the financial statements included in our annual report on Form 10 K for our fiscal year ended 2022, as filed with the SEC. The value reported for PRSUs granted in July 2021 reflects the value of the award at the grant date based upon the probable achievement of their vesting conditions, which was determined to be 101.2%.

3.
Awards were approved by the Compensation Committee for non-CEO Named Executive Officers on June 16, 2021, with a grant date of July 2, 2021. Awards were approved by the board for the Chief Executive Officer on June 17, 2021, with a grant date of July 2, 2021.

4.
The restricted stock awards vest in three equal annual installments, with the first installment vesting on July 11, 2022.

5.
Mr. Karklin’s employment with the company ended effective April 22, 2022. Mr. Karklin’s awards were forfeited and cancelled upon the end of his employment. Mr. Karklin was also not eligible for a payout under the annual executive cash bonus plan due to the end of his employment with the company.

6.
Ms. Roelke’s employment with the company ended effective May 12, 2022. Ms. Roelke’s equity awards were forfeited and cancelled upon the end of her employment.

7.
Unless otherwise noted, the Compensation Committee established maximum cash bonus and target bonus levels for the Named Executive Officers under our annual executive cash bonus plan in June 2021. The determination of the bonuses payable to the Named Executive Officers for fiscal year 2022 is described in the “Compensation Discussion and Analysis” section above. These columns show the range of bonus amounts for each Named Executive Officer from the threshold to the maximum based on the maximum permissible bonus amount set at the beginning of the fiscal year.

EXECUTIVE COMPENSATION TABLES
Outstanding Equity Awards at Fiscal Year-End
The following table provides information with respect to equity awards held by each of the Named Executive Officers as of April 30, 2022.
	Option Awards					Stock Awards
		Number of Securities Underlying Unexercised Options1		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)2	Equity Incentive Plan Awards:
Name	Grant Date	Exercisable (#)	Unexercisable (#)					Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)2
Wahid Nawabi	7/2/213	—	—	—	—	9,4044	755,329	—	—
	7/2/213	—	—	—	—	—	—	43,6625	3,506,9325
	6/26/206	—	—	—	—	5,9837	480,555	—	—
	6/26/206	—	—	—	—	—	—	41,6675	3,346,6935
	6/28/198	—	—	—	—	3,4939	280,558	—	—
	6/24/15	50,000	—	26.70	6/24/25	—	—	—	—
	8/1/14	16,164	—	31.27	8/1/24	—	—	—	—
	4/22/13	30,000	—	18.07	4/22/23	—	—	—	—
Kevin McDonnell	7/2/213	—	—	—	—	4,0304	323,690	—	—
	7/2/213	—	—	—	—	—	—	18,7125	1,502,9485
	6/26/206	—	—	—	—	1,2117	97,268	—	—
	6/26/206	—	—	—	—	—	—	8,4375	677,6605
	3/6/2010		—	—	—	2,45311	197,025	—	—
Melissa Brown	7/2/213	—	—	—	—	1,8634	149,636	—	—
	7/2/213	—	—	—	—	—	—	8,6475	694,5275
	6/26/206	—	—	—	—	7727	62,007	—	—
	6/26/206	—	—	—	—	—	—	5,3805	432,1225
	6/28/198	—	—	—	—	5149	41,284	—	—
Alison Roelke12	7/2/213	—	—	—	—	8884	71,324	—	—
	7/2/213	—	—	—	—	—	—	4,1255	331,3205
	6/26/206	—	—	—	—	4857	38,955	—	—
	6/26/206	—	—	—	—	—	—	3,3755	271,0805
	6/28/198	—	—	—	—	4409	35,341	—	—

1.
Except as otherwise noted, all stock option awards vest in five equal annual installments beginning on the first anniversary of the date of grant.

2.
Calculated using the closing price per share of our common stock of  $80.32 on April 29, 2022, the last trading day of our fiscal year 2022.

3.
Awards were approved by the board for Mr. Nawabi on June 17, 2021, with a grant date of July 2, 2021. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 16, 2021, with a grant date of July 2, 2021.

4.
Unvested shares vest in three equal installments on July 11, 2022, 2023 and 2024.

5.
Represents the number of shares of common stock and the value of such shares that may be issued to the Named Executive Officers under PRSUs for the FY2021-2023 Performance Period (issued on June 26, 2020) and the FY2022-2024 Performance Period (issued July 2, 2021) at maximum performance. Provided that the performance goals for the FY2021-2023 Performance Period and the FY2022-2024 Performance Period are achieved, the Named Executive Officers’ PRSUs will be settled in fully vested shares of common stock. If target or maximum performance is achieved for either performance period, the respective number of shares of common stock that would be issued for each performance period and the value of such shares as of April 30, 2022 would be as follows:

EXECUTIVE COMPENSATION TABLES
	FY2021-2023 Performance Period				FY2022-2024 Performance Period
	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)	Target Number	Target Value ($)	Maximum Number	Maximum Value ($)
Wahid Nawabi	16,667	1,338,693	41,667	3,346,693	17,465	1,402,789	43,662	3,506,932
Kevin McDonnell	3,375	271,080	8,437	677,660	7,485	601,195	18,712	1,502,948
Melissa Brown	2,152	172,849	5,380	432,122	3,459	277,827	8,647	694,527
Alison Roelke	1,350	108,432	3,375	271,080	1,650	132,528	4,125	331,320
The actual number of shares of common stock issued to our Named Executive Officers following the conclusion of a performance period will be based on our performance relative to the financial goals for that performance period. The value of the shares of common stock that may be received by an executive will depend on our stock price on the settlement date.
6.
Awards were approved by the board for Mr. Nawabi on June 17, 2020, with a grant date of June 26, 2020. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 16, 2020, with a grant date of June 26, 2020.

7.
Unvested shares vest in two equal installments on July 11, 2022 and 2023.

8.
Awards were approved by the board for Mr. Nawabi on June 20, 2019, with a grant date of June 28, 2019. Awards were approved by the Compensation Committee for all other Named Executive Officers on June 19, 2019, with a grant date of June 28, 2019.

9.
Unvested shares vested on July 11, 2022.

10.
Awards were approved by the Compensation Committee on February 28, 2020, with a grant date of March 6, 2020.

11.
The award vests in three equal annual installments with the on each of April 4, 2023, 2024 and 2025.

12.
Ms. Roelke’s employment with the company ended effective May 12, 2022. Ms. Roelke’s outstanding RSAs and PRSUs were forfeited and cancelled upon her resignation.

EXECUTIVE COMPENSATION TABLES
Option Exercises and Stock Vested in Fiscal Year 2022
The following table provides information on option exercises and stock award vesting for each of the Named Executive Officers during fiscal year 2022.
	Option Exercises		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)1	Value Realized on Vesting ($)1
Wahid Nawabi	—	—	14,976	1,360,377
Kevin McDonnell	—	—	1,4232	140,0942
Kenneth Karklin	—	—	1,5593	154,8713
Melissa Brown	—	—	2,128	192,680
Alison Roelke	—	—	1,370	127,461

1.
Unless otherwise noted, includes shares of restricted stock that vested during fiscal year 2022 and shares issued for the vesting of the PRSUs for the FY2020-FY2022 Performance Period that vested on June 29, 2022, which awards were settled on such date following the Compensation Committee’s certification of company financial performance for the FY2020-FY2022 Performance Period; see page 47 for information on such awards. The value of such PRSUs was calculated using the closing price per share of our common stock of  $80.32, the closing price of our common stock on April 30, 2022, the date on which such awards were deemed vested for purposes of this table. The closing price per share of our common stock on June 29, 2022, the date of settlement of the PRSUs, was $77.96.

2.
Mr. McDonnell was not a Named Executive Officer of the company when the PRSUs for the FY2020-FY2022 Performance Period were granted. Thus, Mr. McDonnell was not awarded any PRSUs for such period and the shares acquired and value realized upon vesting does not include the vesting of any PRSUs.

3.
Mr. Karklin’s employment with the company ended effective April 22, 2021 and his PRSUs for the FY2020-FY2022 Performance Period were forfeited on such date due to termination of employment prior to the completion of the applicable performance period. Thus, Mr. Karklin’s PRSUs for such period did not vest and the shares acquired and value realized upon vesting does not include the vesting of any PRSUs for the FY2020-2022 Performance Period.

EXECUTIVE COMPENSATION TABLES
Payments Upon Termination or Change of Control

Severance Plan
On December 19, 2018, we adopted the AeroVironment, Inc. Executive Severance Plan (the “Severance Plan”), effective January 1, 2019. The Severance Plan was implemented to replace the company’s prior severance protection agreements with its Named Executive Officers, which agreements expired on December 31, 2018. The Compensation Committee relied upon an analysis of severance practices for our peer companies provided by Pay Governance in determining the terms of the new Severance Plan.
Each of our Named Executive Officers is subject to the Severance Plan. The Severance Plan provides for the payment of certain benefits to each such officer in connection with a change in control and/or the termination of the officer’s employment by reason of death or “disability,” by the company without “cause,” or by the officer for “good reason,” in certain cases in connection with a “change in control” (in each case as defined in the Severance Plan), as summarized below. Except as noted below, the terms of the severance payments and other benefits provided to each of the company’s Named Executive Officers under the Severance Plan are identical, and the Severance Plan does not provide for a gross-up of severance benefits in the event that excise taxes under Section 280G of the Internal Revenue Code of 1986, as amended.
The terms of the Severance Plan are as follows:
(a)
Upon termination of the officer’s employment by the company without cause, and in the event there is no change in control of the company within 3 months after or 18 months before termination of the officer’s employment, the officer is entitled to receive: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer.

(b)
Upon termination of the officer’s employment by the company without cause or by the officer for good reason within 3 months before a change in control, the officer is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer, and (v) outplacement services for a period of 12 months following the termination date or until the first acceptance by the officer of an offer of employment, whichever comes first.

(c)
Upon termination of the officer’s employment by the company without cause or by the officer for good reason within 18 months after a change in control, the officer is entitled to receive: (i) 1.5x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (2.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, (iii) acceleration of vesting and exercisability of restricted stock awards and options, (iv) vesting of any performance-based restricted stock units still eligible to vest, (v) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries, for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer, and (vi) outplacement services for a period of 12 months following the termination date or until the first acceptance by the officer of an offer of employment, whichever comes first.

(d)
If the officer’s employment is terminated by reason of the officer’s death or disability: (i) 1.0x the sum of his or her base salary and annual target bonus for the fiscal year in which termination occurs or for the previous fiscal year if the annual target bonus for the fiscal year has not yet been set (1.5x for the company’s Chief Executive Officer), (ii) a prorated target bonus for the fiscal year in which termination occurs, and (iii) the continuation of certain employee welfare plan benefits, including for his or her dependents and beneficiaries,

EXECUTIVE COMPENSATION TABLES
for a period of 12 months following the termination date or until the officer becomes eligible for equivalent benefits from a subsequent employer.
To receive the severance benefits described above, the officer must execute a full release of any and all claims against the company and comply with certain other obligations specified in the Severance Plan.
For purposes of the Severance Plan, “change in control” of the company generally means, subject to certain exceptions, (a) the consummation of a reorganization, merger, or consolidation or sale or other disposition of all or substantially all of the company’s assets unless all or substantially all the beneficial owners prior to such transaction immediately own more than 50% of the combined outstanding voting power of the entity resulting from the transaction; (b) individuals who at the beginning of any two year period constitute the company’s board of directors cease for any reason to constitute at least a majority of the board of directors; (c) the acquisition by any person of beneficial ownership of 30% or more of the outstanding voting power of the company; or (d) the approval by the company’s stockholders of a complete liquidation or dissolution of the company.
For purposes of the Severance Plan, “good reason” means, unless defined in an officer’s offer letter or other applicable employment agreement, (a) (i) any material adverse change in an officer’s authority, duties, or responsibilities (including reporting responsibilities) from such officer’s authority, duties, and responsibilities as in effect at any time within three months preceding the date of a change in control or at any time thereafter, or (ii) if such officer is an executive officer of the company a significant portion of whose responsibilities relate to the company’s status as a public company, such officer’s failure to continue to serve as an executive officer of a public company, in each case except in connection with the termination of such officer’s employment for disability, for cause, death, or by the officer other than for good reason; (b) a material reduction in base salary; (c) the imposition of a requirement that an officer be based at any place outside a 60-mile radius from his or her principal place of employment immediately prior to a change in control except for reasonably required travel on company business that is not materially greater in frequency or duration than prior to the change in control; or (d) any material breach by the company of the Severance Plan or of any applicable employment agreement. In order to terminate for good reason, an officer must (a) reasonably determine in good faith that a good reason condition has occurred; (b) notify the company in writing of the occurrence of the condition within 90 days; (c) cooperate in good faith with the company’s efforts, for a period of not less than 30 days following such notice, to remedy the condition (after which time the condition still exists); and (d) terminate employment within 60 days after that remedy period.
For purposes of the Severance Plan, “cause” means, unless defined in an officer’s offer letter or other applicable employment agreement, (a) being convicted for committing an act of fraud, embezzlement, theft, or other act constituting a felony (other than traffic-related offenses or as a result of vicarious liability); (b) willfully engaging in illegal conduct or gross misconduct that would (i) adversely affect the business or the reputation of the company or any of its affiliates with their respective current or prospective customers, suppliers, lenders, or other third parties with whom such entity does or might do business or (ii) expose the company or any of its affiliates to a risk of civil or criminal legal damages, liabilities, or penalties; however, no act or failure to act on the officer’s part will be considered “willful” unless done or omitted to be done by such officer not in good faith and without reasonable belief that such officer’s action or omission was in the best interest of the company; or (c) an officer’s failing to perform his or her duties in a reasonably satisfactory manner after the receipt of a notice from the company detailing such failure if the failure is incapable of cure, and if the failure is capable of cure, upon the failure to cure such failure within 30 days of such notice or upon its recurrence.

EXECUTIVE COMPENSATION TABLES
Potential Payments Upon Termination or Change in Control
Summary of Potential Payments Upon Termination (As of April 30, 2022)
The table below sets forth the estimated payments to be made to each Named Executive Officer under the Severance Plan in the event of the officer’s involuntary termination by the company without cause or termination by reason of death or disability, in each case not within the change in control protection period provided in the Severance Plan. The following table assumes that such termination occurred on April 30, 2022.
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	Total ($)
Wahid Nawabi	3,000,000	28,832	3,028,832
Kevin McDonnell	1,080,000	28,832	1,108,832
Melissa Brown	880,000	12,466	892,466
Alison Roelke	651,000	28,499	679,499

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2022, the target annual bonus for each officer for fiscal year 2022 plus a pro rata annual bonus equal to the target annual bonus for fiscal year 2022.

2.
The benefit continuation payment is based on premium costs as of April 30, 2022.

Summary of Potential Payments Upon Change in Control (As of April 30, 2022)
The table below sets forth the estimated payments to be made to each Named Executive Officer under the Severance Plan in the event of the officer’s involuntary termination by the company without cause or the officer’s voluntary termination for good reason within 3 months prior to or 18 months after a change in control. The following table assumes that such termination, and a corresponding change in control, occurred on April 30, 2022.
		Other Benefits
Name	Cash Severance1 ($)	Benefits Continuation2 ($)	In-the-Money Value of Accelerated Stock Options ($)	Value of Accelerated Restricted Stock Awards3 ($)	Value of Accelerated Performance Restricted Stock Unit Awards4 ($)	Total Value of Change- in-Control Related Benefits ($)
Wahid Nawabi	4,500,000	28,832	—	1,516,442	2,741,482	8,786,756
Kevin McDonnell	1,462,500	28,832	—	617,982	872,275	2,981,590
Melissa Brown	1,200,000	12,466	—	252,928	450,676	1,916,069
Alison Roelke	891,250	28,499	—	145,620	240,960	1,306,329

1.
Cash severance was calculated using the base salary in effect for each officer on April 30, 2022, the target bonus for each officer for fiscal year 2022 and a pro rata annual bonus equal to the target annual bonus for fiscal year 2022.

2.
The benefit continuation payment is based on premium costs as of April 30, 2022. The benefits continuation column excludes outplacement benefits which we are not able to quantify at this time. We expect the amount of outplacement benefits to be immaterial.

3.
Amounts in respect of restricted stock awards were determined by multiplying the number of restricted stock awards that would have vested upon such employment termination by $80.32, the closing price of our common stock on April 29, 2022, the last trading day of our fiscal year 2022.

4.
Amounts in this column would only be triggered in the event of a qualifying termination of employment within 18 months after a change in control. Amounts in respect of restricted stock unit awards were determined by multiplying the target number of shares of common stock underlying such restricted stock units that would have vested upon such employment termination by $80.32, the closing price of our common stock on April 29, 2022. In the event of a change in control prior to the last date of the applicable three-year performance period, the number of PRSUs that will be eligible to vest will be equal to the greater of  (1) the target number of PRSUs or (2) the number of PRSUs that would vest if the performance period ended on the date of the change in control and performance was measured as of that date (with the performance objectives adjusted proportionately to reflect the hypothetical shortened performance period). These “vesting eligible” PRSUs will then convert to time-based awards that will vest on the last day of the performance period, subject to the Named Executive Officer’s continued employment or service through such date. However, if a Named Executive Officer’s employment is terminated by us other than for cause or by the Named Executive Officer for good reason, in each case within 18 months following a change in control, all of the “vesting eligible” PRSUs will vest upon such termination. For purposes of the table, amounts in respect of PRSUs were determined by multiplying the target

EXECUTIVE COMPENSATION TABLES
number of shares of common stock underlying such PRSUs that would have vested upon such employment termination by $80.32, the closing price of our common stock on April 30, 2022. Includes amounts for vesting of PRSUs for the FY2021-FY2023 Performance Period and the FY2022-FY2024 Performance Period. Excludes PRSUs for the FY2020-FY2022 Performance Period, which would vest according to their terms based on the company’s actual performance for the applicable performance period.
Fiscal Year 2022 Pay Ratio
Under the Dodd-Frank Act, we are required to disclose the ratio of the total annual compensation of our CEO to that of our median employee. The SEC rules promulgated pursuant to the Dodd-Frank Act require disclosure of the median of the annual total compensation of all of the company’s employees, excluding our CEO; the annual total compensation of our CEO; and the ratio of the amount of our CEO’s annual compensation to the amount of the median employee’s annual total compensation.
We selected April 30, 2022, the last day of our most recently completed fiscal year, as the date upon which our median employee for fiscal year 2022 was identified. In our analysis to identify the median employee, we included all employees employed as of April 30, 2022, excluding our CEO and 91 employees of our Telerob GmbH subsidiary, which was acquired by us in May 2021. We identified the median employee based on the sum of regular and overtime wages paid for fiscal year 2022 and the bonus paid pursuant to the company’s fiscal year 2022 bonus program. The company did not annualize the compensation of any employees hired during fiscal year 2022.
Using the compiled data, we determined that the fiscal year 2022 annual total compensation of our median employee was $103,146 and that Mr. Nawabi’s annual total compensation for fiscal year 2022 was $3,524,268, both of which were calculated in accordance with Item 402(c) of Regulation S-K. The ratio of these amounts was 34.2:1.

AUDIT MATTERS
AUDIT MATTERS
Audit Committee Report

The Audit Committee of our board of directors serves as the representative of the board for general oversight of our financial accounting and reporting, systems of internal control, audit process, and monitoring compliance with laws and regulations and standards of business conduct. The Audit Committee is made up solely of independent directors, as defined in the applicable SEC and Nasdaq rules, and operates under a written charter adopted by the board. The composition of the Audit Committee, the attributes of its members and its responsibilities, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. Management has responsibility for preparing our financial statements, as well as for our financial reporting process. Deloitte & Touche LLP, acting as our independent registered public accounting firm for the fiscal year ending April 30, 2022, is responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles in the United States. The Audit Committee periodically met meets with Deloitte & Touche LLP, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm.
In this context, the Audit Committee hereby reports as follows:
(1)
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended April 30, 2022 with management.

(2)
The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed with the independent registered public accounting firm by Auditing Standard No. 1301, “Communication with Audit Committees”, as adopted by the Public Company Accounting Oversight Board.

(3)
The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with such firm its independence from the company.

Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the board of directors, and the board has approved, that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2022, for filing with the SEC.
Audit Committee:
Edward R. Muller (Chair)
Stephen F. Page
Catharine Merigold

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
PROPOSAL 2. RATIFICATION OF
SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee of our board of directors has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending April 30, 2023. Deloitte & Touche LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2022.
The services provided to us by Deloitte & Touche LLP for the last fiscal year is described under the caption “Audit-Related Matters — Fees Paid to Independent Auditors” below. Stockholder approval of the selection of Deloitte & Touche LLP as our independent registered public accounting firm is not required. Our board believes that obtaining stockholder ratification of the selection of Deloitte & Touche LLP is a sound governance practice. If the stockholders do not vote on an advisory basis in favor of Deloitte & Touche LLP, the Audit Committee will reconsider whether to hire the firm and may retain Deloitte & Touche LLP or hire another firm without resubmitting the matter for stockholder approval. The Audit Committee retains the discretion at any time to appoint a different independent registered public accounting firm.
Representatives of Deloitte & Touche LLP are expected to be available at the annual meeting to respond to appropriate questions and to make a statement if they desire.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE
“FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING APRIL 30, 2023.

PROPOSAL 2. RATIFICATION OF SELECTION OF DELOITTE & TOUCHE LLP
Fees Paid to Independent Auditors

We engaged Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ended April 30, 2022, and to perform procedures related to the financial statements included in our quarterly reports on Form 10-Q. Our Audit Committee approved the engagement of Deloitte & Touche, LLP for such fiscal year. The following table shows the fees for audit and other services provided by Deloitte & Touche LLP for the fiscal year ended April 30, 2021 and fiscal year ended April 30, 2022.
	FY2022 Fees	FY2021 Fees
Audit Fees	$2,052,940,	$739,624
Audit-Related Fees	—	39,571
Tax Fees	—	—
All Other Fees	1,895	1,895
Total	$2,054,835	$781,090
Audit Fees. This category includes fees associated with our annual audit and the audit of internal control over financial reporting, the review of the company’s quarterly reports on Form 10-Q and statutory audits required internationally.
Audit-Related Fees. This category includes fees for services that are reasonably related to the performance of the audit or review of financial statements but are not included in “Audit Fees.”
Tax Fees. This category consists of fees for tax advice, planning and compliance principally in connection with the preparation of our tax returns and assistance with governmental tax audits.
All Other Fees. This category consists of fees for services that are not included in the above categories and primarily includes fees for obtaining access to an online accounting research tool.
Audit fees increased 178% largely as a result of acquisitions that occurred in late fiscal year 2021 and fiscal year 2022, including non-recurring acquisition related audit fees.
Pre-Approval Policy of the Audit Committee

Our Audit Committee has established a policy that generally requires that all audit and permissible non-audit services provided by our independent registered public accounting firm be pre-approved by the Audit Committee, or a designated Audit Committee member. These services may include audit services, audit-related services, tax services and other services. All permissible non-audit services provided by our independent registered public accounting firm have been pre-approved by the Audit Committee or a designated Audit Committee member. Our Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the accountants’ independence and determined that it is consistent with such independence.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 3. NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our Named Executive Officers. This advisory vote on executive compensation, commonly known as “Say-on-Pay,” is advisory in nature, and it is not binding on us or our board of directors. This vote provides our stockholders with the opportunity to express their view on our 2022 executive compensation programs and policies for such officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement. Although the vote is non-binding, our Compensation Committee and board of directors value the opinions of the stockholders and will consider the outcome of the vote when making future compensation decisions.
As described more fully in the Compensation Discussion and Analysis section of this proxy statement, our executive compensation program is designed to attract, retain and motivate individuals with superior ability, experience and leadership capability to deliver on our annual and long-term business objectives necessary to create long-term stockholder value. We urge stockholders to read the Compensation Discussion and Analysis section of this proxy statement, which describes in detail how our executive compensation policies and procedures operate and are intended to operate in the future. The Compensation Committee and the board of directors believe that our executive compensation program fulfills these goals.
Our executive compensation practice is governed by policies and practices that are in line with industry practices and stockholder interests. Examples of such policies and practices include:
•
Majority of total potential compensation paid to executives based on our financial performance;

•
Clawback policy for the recovery of incentive compensation of executive officers;

•
Anti-hedging, anti-pledging and anti-short sale policies for executives;

•
Limited perquisites;

•
No executive pensions;

•
Retention of independent compensation consultant;

•
Annual risk assessment of compensation practices;

•
No employment agreements with executive officers;

•
No repricing or exchange of “underwater” stock options without stockholder approval;

•
No minimum guaranteed vesting for performance-based equity awards;

•
Stock ownership guidelines requiring ownership of company stock by our Chief Executive Officer of 4x his base salary and by other Named Executive Officers of 2x their base salaries;

•
Post-vesting stock retention guidelines requiring Named Executive Officers to hold 50% of net after-tax shares, if any, issued upon the vesting of equity awards until their required stock ownership levels are achieved; and

•
Double-trigger provisions for change in control situations in our Severance Plan, and no excise tax gross-up payments upon a termination after a change in control.

PROPOSAL 3. ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
We are asking our stockholders to indicate their support for the compensation of our Named Executive Officers as described in this proxy statement. Accordingly, we ask that our stockholders vote “FOR” the following resolution:
“RESOLVED, that AeroVironment, Inc.’s stockholders approve, on a non-binding advisory basis, the compensation of the Named Executive Officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the other related tables and disclosure.”
Recommendation of the Board
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
QUESTIONS AND ANSWERS ABOUT THE
ANNUAL MEETING AND VOTING
Why did I receive these proxy materials?

You have received these proxy materials because you were an AeroVironment, Inc. stockholder as of the close of business on August 2, 2022, and our board of directors is soliciting authority, or proxy, to vote your shares at the 2022 annual meeting of stockholders. The proxy materials include our notice of annual meeting of stockholders, proxy statement and 2022 annual report. These materials also include the proxy card and postage-paid return envelope or voting instruction form for the annual meeting. The proxy cards are being solicited on behalf of our board of directors. The proxy materials include detailed information about the matters that will be discussed and voted on at the meeting, and provide updated information about our company that you should consider in order to make an informed decision when voting your shares. The proxy materials are first being furnished to stockholders on or about August 8, 2022 and distributed on or about August 18, 2022.
Three proposals are scheduled to be voted on at the annual meeting:
Proposal 1: Election of Charles Thomas Burbage and Edward R. Muller to each serve as a Class I director for a three-year term;
Proposal 2: Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2023; and
Proposal 3: Non-binding advisory vote on the compensation of our Named Executive Officers.
Why is it so important that I promptly vote my shares?

We value your input. Regardless of the number of shares you hold and whether you plan to attend the annual meeting, we encourage you to vote your shares as soon as possible to ensure that your vote is recorded promptly and so that we can avoid additional solicitation costs.
Can I access the proxy materials on the internet?

Yes. The company’s proxy statement and 2022 annual report are available at http://investor.avinc.com/financial-information.
Can I receive a copy of the company’s annual report on Form 10-K?

Our annual report on Form 10-K for the fiscal year ended April 30, 2022, which has been filed with the SEC, is being mailed with our proxy materials to our stockholders, however additional copies will be made available to stockholders without charge upon written request to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 415, Arlington, VA 22202.
How can I view or request copies of the company’s corporate documents and SEC filings?

The company’s website contains the company’s Corporate Governance Guidelines, board committee charters and Code of Business Conduct and Ethics and the company’s SEC filings. To view these documents, go to www.avinc.com, click on “Investors” and click on “Corporate Governance”. To view the company’s SEC filings and Forms 3, 4 and 5 filed by the company’s directors and executive officers, go to www.avinc.com, click on “Investors,” click on “Financial Information” and then click on “SEC Filings.”

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
We will promptly deliver free of charge, upon request, a copy of the Corporate Governance Guidelines, the board committee charters and the Code of Business Conduct and Ethics to any stockholder requesting a copy. Requests should be directed to AeroVironment, Inc., Attn: Corporate Secretary, 241 18th Street South, Suite 415, Arlington, VA 22202.
How do I attend the annual meeting?

The annual meeting will be held on Friday, September 23, 2022 at 12:00 p.m. Eastern Time, virtually held exclusively via live audio webcast at https://web.lumiagm.com/216888245. Online access to the virtual stockholder meeting will open up approximately 60 minutes prior to the start of the annual meeting to allow for you to log in with your 11-digit voter control number issued by AST and password of AVAV2022 (case sensitive) to test your computer audio system. Please log into the provided website and follow the instructions provided to attend the annual meeting. We encourage you to access the meeting prior to the start time. If you are a beneficial owner, please refer to the voting instructions provided by your brokerage firm, bank, dealer or other similar organization with these proxy materials. Even if you plan to attend the annual meeting, please submit your vote in advance as instructed herein.
Submitting Questions
Stockholders may submit questions and comments in advance or during the meeting. You can ask questions once you log in or when the meeting begins by clicking on the “ask a question” icon on the top of your screen. During the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of procedure. The rules of procedure will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares are registered in the name of your broker, bank or other agent, you are the “beneficial owner” of those shares and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. To vote in person at the virtual annual meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the annual meeting. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a legal proxy form.
After obtaining a valid legal proxy from your broker, bank or other agent, to then register to attend the annual meeting, you must submit proof of your legal proxy reflecting the number of your shares along with your name and email address to American Stock Transfer & Trust Company, LLC. Requests for registration should be directed to proxy@astfinancial.com or to facsimile number 718-765-8730. Written requests can be mailed to:
American Stock Transfer & Trust Company LLC
Attn: Proxy Tabulation Department
6201 15th Avenue
Brooklyn, NY 11219
Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on September 9, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials. You may attend the Annual Meeting and vote your shares at https://web.lumiagm.com/216888245 during the meeting. Please log in with your 11-digit voter control number issued by AST and the password for the meeting is AVAV2022 (case sensitive). Follow the instructions provided to vote. We encourage you to access the meeting prior to the start time leaving ample time for the check in.
What is the quorum requirement for holding the annual meeting?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the annual meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
Who can vote?

Holders of record of common stock at the close of business on August 2, 2022 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote on all matters properly brought before the meeting. On August 2, 2022, the record date for the annual meeting, there were 24,990,590 shares of common stock outstanding. There are no other voting securities of the company outstanding.
What is the difference between holding shares as a holder of record and as a beneficial owner?

If at the close of business on August 2, 2022, the record date for the annual meeting, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide voting instructions to your broker or bank, such organization will need to determine whether it has the discretionary authority to vote your shares on any matter to be considered at the annual meeting.
Under applicable rules, your bank or broker has discretionary authority to vote your shares on the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2023 without receiving instructions from you. Therefore, your broker or bank will be able to vote on this matter if you do not provide voting instructions to such organization. Your bank or broker does not have discretionary authority to vote your shares without receiving instructions from you on any of the other proposals. Accordingly, if you do not give instructions to your custodian, your shares will not be voted with respect to these matters because the bank or brokerage firm will not have authority to vote them on your behalf.
Banks and brokers are not permitted to vote your shares with respect to the election of directors or the advisory vote on the compensation of our Named Executive Officers without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker.
How do I vote my shares?

You may vote your shares using one of the following methods:
•
Over the internet. If you have access to the internet, by submitting the proxy following the instructions included on your proxy card for voting over the internet.

•
By telephone. You can vote by calling a toll-free telephone number listed on the proxy card. Please refer to your proxy card for instructions on voting by phone.

•
By mail. You may vote your shares by completing, signing and mailing the proxy card included with your proxy materials. Please refer to your proxy card for instructions on voting by mail.

•
Virtually at the annual meeting. Stockholders are invited to virtually attend the annual meeting and vote online during the annual meeting. If you are a beneficial owner of shares, please refer to the voting instructions provided from your brokerage firm, bank, dealer or other similar organization.

A control number, located on the instruction sheet attached to the proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.
Can I change my vote?

Yes. You may revoke the proxy at any time prior to its use by:
•
delivering a written notice to the Corporate Secretary of the company, mailed to the company’s office at 241 18th Street South, Suite 415, Arlington, VA 22202;

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
•
executing and submitting a later-dated proxy;

•
re-voting your shares by telephone or on the internet; or

•
attending the annual meeting and voting electronically during the annual meeting.

Only the latest validly executed proxy that you submit will be counted.
What vote is required to approve each of the proposals?

•
Proposal 1  —  Election of directors: Directors will be elected on a majority vote standard basis, meaning that each of the three nominees must receive a vote of a majority of the total votes cast with respect to such nominee’s election (i.e. the number of votes cast “for” a nominee’s election exceeds the number of votes cast “against” that nominee’s election) to be elected as a director. Our Corporate Governance Guidelines, require, following any stockholder meeting at which directors are subject to an uncontested election, any incumbent director who fails to receive a majority of votes cast at the meeting to submit, promptly after the final certification of the election results, a letter of resignation to the board of directors for consideration by the Nominating and Corporate Governance Committee of the Board. The Nominating and Corporate Governance Committee shall consider the offer of resignation and recommend to the board of directors whether to accept or reject the resignation, or whether other action should be taken. Abstentions will be counted as present for the purposes of this vote but are not counted as votes cast. Broker non-votes will not be counted as present and are not entitled to vote on this proposal.

•
Proposal 2  —  Ratification of selection of independent registered public accounting firm: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will be counted as present for purposes of this vote and will have the effect of a vote against the proposal. Brokers have discretionary authority to vote your shares on this proposal without receiving instructions from you.

•
Proposal 3  —  Non-binding advisory vote on the compensation of our Named Executive Officers: Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will not be counted as present and are not entitled to vote on the proposal.

What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your proxy card:
•
FOR the election of the directors nominated herein;

•
FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2023; and

•
FOR the proposal to approve the compensation of our Named Executive Officers on a non-binding advisory basis.

What if I do not specify how I want my shares to be voted?

If you are the record holder of your shares and do not specify on your proxy card (or when giving your proxy by telephone or the internet) how you want to vote your shares, your shares will be voted:
•
FOR the election of directors nominated herein;

•
FOR the proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2023;

•
FOR the approval of the advisory vote to approve the compensation of our Named Executive Officers; and with respect to any other business that may properly come before the annual meeting or any adjournments or postponements thereof, in accordance with the best judgment of the designated proxy holders.

If you are a beneficial owner of shares and do not specify to the organization that holds your shares how you want to vote, such organization may only vote your shares on “routine” matters. The only routine matter to be voted upon at this annual meeting is the ratification of the selection of Deloitte & Touche LLP as our independent registered public

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
accounting firm for the fiscal year ending April 30, 2023. Therefore, if you do not provide instructions to the record holder on how you want to vote, your shares may not be voted on the election of directors or the proposal to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
Is cumulative voting allowed for the election of directors?

No. You may not cumulate your votes for the election of directors.
What is the effect of an “ABSTAIN” vote?

Abstentions are considered to be present and entitled to vote with respect to each relevant proposal, but will not be considered a vote cast with respect to that proposal. Therefore, an abstention will effectively be a vote against each of the proposals, except for the election of directors.
What is a “broker non-vote”?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with voting instructions on any “non-routine” matters brought to a vote at a stockholder meeting.
Under applicable rules, “non-routine” matters include the election of directors and the proposal for the advisory vote on the compensation of our Named Executive Officers. As such, a broker may not vote your shares with respect to the election of directors or other non-routine matters without your instructions. If your shares are held of record by a bank, broker or other nominee, we urge you to give instructions to your bank, broker or other nominee as to how you wish your shares to be voted so you may participate in the stockholder voting on these important matters.
When will the company announce the voting results?

We will announce preliminary voting results at the annual meeting. Final official results will be provided in a current report on Form 8-K filed with the SEC within four business days of the meeting (which will be available at www.sec.gov and www.avinc.com).
How are the proxies solicited and what is the cost?

We will bear the expense of soliciting proxies. Our directors, officers and other employees may solicit proxies in person, by telephone, by mail or by other means of communication, but such persons will not be specially compensated for such services. We may also reimburse brokers, banks, custodians, nominees and other fiduciaries for their reasonable charges and expenses in connection with the distribution of proxy materials.
What is householding?

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. We will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at (805) 520-8350 ×4278, via https://investor.avinc.com/contact-us or by mail addressed to Investor Relations, AeroVironment, Inc., 241 18th Street South, Suite 415, Arlington, VA 22202, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department at the address above to make such a request.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING
How do I submit a proposal for action at next year’s annual meeting?

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement. Stockholders may submit proposals on matters appropriate for stockholder action at meetings of our stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. To be eligible for inclusion in the proxy statement relating to our 2023 annual meeting of stockholders, proposals of stockholders must be received at our principal executive offices no later than April 10, 2023 (120 calendar days prior to the anniversary of the date of the proxy statement for our 2022 annual meeting was first released to stockholders) and must otherwise satisfy the conditions established by the SEC for stockholder proposals to be included in the proxy statement for that meeting. However, in the event that the date of our 2023 annual meeting is more than 30 days before or after the anniversary of our 2022 annual meeting, a stockholder proposal will be timely if received at our principal executive offices a reasonable time before we begin to print and send our proxy materials for the 2023 meeting.
Stockholder Proposals for Presentation at Next Year’s Annual Meeting. If a stockholder wishes to present a proposal, including a director nomination, at our 2023 annual meeting of stockholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the stockholder must give advance notice in writing to our Corporate Secretary prior to the deadline for such meeting determined in accordance with our bylaws. Our bylaws require notice with respect to the 2023 annual meeting between May 26, 2023 (120 calendar days prior to the anniversary of our 2022 annual meeting) and June 25, 2022 (90 calendar days prior to the anniversary of our 2022 annual meeting). However, in the event that the date of the 2022 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the 2022 annual meeting, notice by the stockholder must be received no earlier than the close of business on the 120th day prior to the 2023 annual meeting and no later than the close of business on the later of (1) the 90th day prior to the 2023 annual meeting or (2) the 10th day following the earlier of (a) the day on which notice of the 2023 annual meeting was mailed or (b) the date on which public announcement of the date of the 2023 annual meeting is first made by the company. If a stockholder fails to give timely notice of a proposal, the stockholder will not be permitted to present the proposal to the stockholders for a vote at our 2023 annual meeting. In addition, our bylaws include other requirements for nomination of candidates for director and proposals of other business.
Could any additional proposals be raised at the 2022 annual meeting of stockholders?

The board of directors knows of no other matters to come before the meeting. Should any unanticipated business properly come before the meeting, the persons named in the enclosed proxy will vote in accordance with their best judgment. The accompanying proxy confers discretionary authority to such persons to vote on any unanticipated matters.
It is important that proxies be returned promptly. Stockholders are urged to date and sign the proxy and return it promptly in the accompanying envelope, or to vote via the internet or by calling the toll-free number as instructed on the proxy card.
If stockholders have any questions or require any assistance with voting your shares, please contact the company’s corporate secretary.
ON BEHALF OF THE BOARD OF DIRECTORS
Wahid Nawabi
President and Chief Executive Officer
Arlington, Virginia
August 8, 2022

AEROVIRONMENT, INC. PROXY FOR ANNUAL MEETING OF STOCKHOLDERS THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned, a stockholder of AeroVironment, Inc., a Delaware corporation (the"Company"), hereby nominates, constitutes and appoints Wahid Nawabi and Kevin McDonnell, oreither one of them, as proxy of the undersigned, each with full power of substitution, to attend, voteand act for the undersigned at the annual meeting of stockholders of the Company, to be held onSeptember 23, 2022, and any postponements or adjournments thereof, and in connectiontherewith, to vote and represent all of the shares of the Company which the undersigned would beentitled to vote with the same effect as if the undersigned were present, as follows: (Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF AEROVIRONMENT, INC. September 23, 2022 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. VIRTUALLY AT THE MEETING - The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit https://web.lumiagm.com/216888245 password: AVAV2022 (case sensitive) and be sure to have available the control number. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 092322 A VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN Proposal 1. To elect the board of directors’ two nominess as directors: Nominees FOR AGAINST ABSTAIN 1a. Charles Thomas Burbage 1b. Edward R. Muller Proposal 2. To ratify the selection of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending April 30, 2023: Proposal 3. Non-binding advisory vote on the compensation of the company’s Named Executive Officers: FOR AGAINST ABSTAIN The undersigned hereby revokes any other proxy to vote at the annual meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitation hereof, said proxies are authorized to vote in accordance with their best judgment. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH ABOVE OR, TO THE EXTENT NO CONTRARY DIRECTION IS INDICATED, WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR EACH OF THE NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXYCONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE PROXIES. The undersigned acknowledges receipt of a copy of the notice of annual meeting and accompanying proxy statement dated August 8, 2022 relating to the annual meeting. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.